ICONIX BRAND GROUP, INC.

1.875% CONVERTIBLE SENIOR SUBORDINATED NOTES DUE 2012

INDENTURE

DATED AS OF JUNE 20, 2007

THE BANK OF NEW YORK,

AS TRUSTEE

i

CROSS REFERENCE TABLE*

TIA SECTION	INDENTURE SECTION
Section 310	13.01
310(a)(1)	10.10
(a)(2)	10.10
(a) (3)	N.A.**
(a) (4)	N.A.
(a) (5)	10.10
(b)	10.10
(c)	N.A.
Section 311	13.01
311 (a)	10.11
(b)	10.11
(c)	N.A.
Section 312	13.01
312(a)	2.05
(b)	13.03
(c)	13.03
Section 313	13.01
313(a)	10.06(a)
(b)(1)	N.A.
(b)(2)	10.06(a)
(c)	10.06(a)
(d)	10.06(b)
Section 314	13.01
314(a)	7.02(a); 7.03
(b)	N.A.
(c)(1)	2.02; 11.01; 13.04
(c)(2)	11.01; 13.04
(c)(3)	N.A.
(d)	N.A.
(e)	13.04
(f)	N.A.
Section 315	13.01
315(a)	10.01(b)
(b)	10.05
(d)	10.01(c)
(d)(2)	10.01(c)
(d)(3)	10.01(c)
(e)	9.11
Section 316	13.01
316 (a)	9.05; 12.02 (b)
(b)	9.07
(c)	13.05
Section 317	9.08; 10.09; 13.01
Section 318	13.01

*	This Cross-Reference Table shall not, for any purpose, be deemed a part of this Indenture.
**	N.A. means Not Applicable.

THIS INDENTURE dated as of June 20, 2007 is between Iconix Brand Group, Inc., a corporation duly organized under the laws of the Delaware (the “Company”), and The Bank of New York, a New York banking corporation, as Trustee (the “Trustee”).

In consideration of the purchase of the Securities (as defined herein) by the Holders thereof, both parties agree as follows for the benefit of the other and for the equal and ratable benefit of the Holders of the Securities.

ARTICLE 1
DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01.  Definitions.

“Additional Interest” has the meaning specified in the Registration Rights Agreement. All references herein to interest accrued or payable as of any date shall include any Additional Interest accrued or payable as of such date as provided in the Registration Rights Agreement.

“Affiliate” means, with respect to any specified person, any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For the purposes of this definition, “control” when used with respect to any person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agent” means any Registrar, Paying Agent or Conversion Agent.

“Aggregate Share Cap” means initially 39.4 shares of Common Stock per $1,000 principal amount of Securities, subject to proportional adjustment in the same manner as the Conversion Rate upon the occurrence of any of the events described under clauses (1) through (6) of Section 5.06(a).

“Applicable Procedures” means, with respect to any transfer or exchange of beneficial ownership interests in a Global Security, the rules and procedures of the Depositary, to the extent applicable to such transfer or exchange.

“Beneficial Ownership” means the definition such term is given in accordance with Rule 13d-3 promulgated by the SEC under the Exchange Act.

“Board of Directors” means either the board of directors of the Company or any committee of the Board of Directors authorized to act for it with respect to this Indenture.

“Business Day” means any weekday that is not a day on which banking institutions in The City of New York are authorized or obligated to close.

“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, but excluding any debt securities convertible into such equity.

“Cash” or “cash” means such coin or currency of the United States as at any time of payment is legal tender for the payment of public and private debts.

“Certificated Security” means a Security that is in substantially the form attached as Exhibit A but that does not include the first paragraph thereof.

“Change of Control” means the occurrence of any of the following after the date hereof: (i) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties and assets of the Company and its subsidiaries taken as a whole to any “person” (as such term is used in Section 13(d)(3) of the Exchange Act) other than to one or more of the Company’s wholly-owned subsidiaries; (ii) the adoption of a plan relating to the liquidation or dissolution of the Company; (iii) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that a person shall be deemed to have “beneficial ownership” of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition), directly or indirectly, of more than 50% of the Voting Stock of the Company (measured by voting power rather than number of shares); (iv) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors; or (v) the Company consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Company is converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Stock of the Company outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person (immediately after giving effect to such issuance). Notwithstanding anything to the contrary set forth herein, it will not constitute a Change of Control if 100% of the consideration for the Common Stock (excluding cash payments for fractional shares and cash payments made in respect of dissenters’ appraisal rights) in the transaction or transactions otherwise constituting a Change of Control consists of shares of common stock, or American Depositary Shares representing shares of common stock, traded on a U.S. national securities exchange or quoted on an established automated over-the-counter trading market in the United States, or which will be so traded or quoted when issued or exchanged in connection with the Change of Control, and as a result of such transaction or transactions the Securities become convertible solely into cash in an amount equal to the lesser of $1,000 and the Conversion Value and, if the Conversion Value is greater than $1,000, payment of the excess value in the form of such common stock or American Depositary Shares, subject to the right to deliver cash in lieu of all or a portion of such remaining shares, in substantially the same manner as described under Section 5.13; provided that, with respect to an entity organized under the laws of a jurisdiction outside the United States, such entity has a worldwide total market capitalization of its equity securities of at least three times the market capitalization of the Company before giving effect to the consolidation or merger.

“Closing Price” means on any Trading Day, the reported last sale price per share (or if no last sale price is reported, the average of the bid and ask prices per share or, if more than one in either case, the average of the average bid and the average ask prices per share) on such date reported by the Nasdaq Global Market or, if the Common Stock (or the applicable security) is not traded on the Nasdaq Global Market, as reported by the principal national or regional securities exchange on which the Common Stock (or such other security) is listed. If the Common Stock (or such other security) is not listed for trading on a United States national or regional securities exchange, the “Closing Price” shall be the last quoted bid price for the Common Stock (or such other security) in the over-the-counter market on the relevant date as reported by Pink Sheets LLC or similar organization. If the Common Stock (or such other security) is not so quoted, the “Closing Price” shall be the average of the midpoint of the last bid and ask prices for the Common Stock (or such other security) on the relevant date from each of at least three independent nationally recognized investment banking firms selected by the Company for this purpose.

“Common Stock” means the common stock of the Company, without par value, as it exists on the date of this Indenture and any shares of any class or classes of Capital Stock of the Company resulting from any reclassification or reclassifications thereof, or, in the event of a merger, consolidation or other similar transaction involving the Company that is otherwise permitted hereunder in which the Company is not the surviving corporation the common stock, common equity interests, ordinary shares or depositary shares or other certificates representing common equity interests of such surviving corporation or its direct or indirect parent corporation, and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company and which are not subject to redemption by the Company; provided, however, that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable on conversion of Securities shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

“Company” means the party named as such in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Company.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors of the Company who (i) was a member of such Board of Directors on the Issue Date or (ii) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

“Conversion Price” per share of Common Stock as of any day means the result obtained by dividing (i) $1,000 by (ii) the then applicable Conversion Rate, rounded to the nearest cent.

“Conversion Rate” means initially 36.2845 shares of Common Stock for each $1,000 principal amount of Securities, as adjusted from time to time pursuant to the provisions of this Indenture.

“Conversion Reference Period” means:

(1)  for Securities that are converted during the one month period prior to the Final Maturity Date of the Securities, the 30 consecutive Trading Days preceding and ending on the Trading Day prior to the Final Maturity Date, subject to any extension due to a Market Disruption Event; and

(2)  for Securities that are converted in connection with an optional redemption upon a Specified Accounting Change, the 30 consecutive Trading Days beginning on the Trading Day following the Specified Accounting Change Redemption Date; and

(3)  in all other instances, the 30 consecutive Trading Days beginning on the third Trading Day following the Conversion Date.

“Conversion Value” means, for each $1,000 principal amount of Securities, the average of the Daily Conversion Values for each of the 30 consecutive Trading Days in the Conversion Reference Period.

“Corporate Trust Office” means the office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof is located at 101 Barclay Street, Floor 8 West, New York, New York 10286, Attention: Corporate Trust Administration, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Company).

“Daily Conversion Value” means, with respect to any Trading Day, the product of (1) the applicable Conversion Rate and (2) the Volume Weighted Average Price per share of the Company’s Common Stock on such Trading Day.

“Daily Share Amount” means, for each Trading Day in the Conversion Reference Period and for each $1,000 principal amount of Securities surrendered for conversion, a number of shares of Common Stock (but in no event less than zero) determined by the following formula:

(Volume Weighted Average Price per share                    Conversion Rate in effect
of Common Stock for such Trading Day             x           on the Conversion Date)    - $1,000
________________________________________________________________________________
Volume Weighted Average Price per share of Common Stock for such Trading Day x 30

“Default” means, when used with respect to the Securities, any event that is or, after notice or passage of time, or both, would be, an Event of Default.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

“Final Maturity Date” means June 30, 2012.

“Fundamental Change” means the occurrence of a Change of Control or a Termination of Trading following the original issuance of the Securities.

“Fundamental Change Effective Date” means the date on which any Fundamental Change becomes effective.

“Fundamental Change Purchase Price” of any Security, means 100% of the principal amount of the Security to be purchased plus accrued and unpaid interest, if any, and Additional Interest, if any, to, but excluding, the Fundamental Change Purchase Date.

“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time, including those set forth in (1) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, (2) the statements and pronouncements of the Public Company Accounting Oversight Board and the Financial Accounting Standards Board, (3) such other statements by such other entity as approved by a significant segment of the accounting profession and (4) the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in registration statements filed under the Securities Act and periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC.

“Global Security” means a Security in global form that is in substantially the form attached as Exhibit A and that includes the first paragraph thereof and which is deposited with the Depositary or its custodian and registered in the name of the Depositary or its nominee.

“Holder” or “Holder of a Security” means the person in whose name a Security is registered on the Registrar’s books.

“Indebtedness” means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker’s acceptances or representing capital lease obligations (if and to the extent it would appear as a liability upon a balance of such Person prepared in accordance with GAAP) or the balance deferred and unpaid of the purchase price of any property or representing any hedging obligations, except any such balance that constitutes an accrued expense or trade payable, as well as all Indebtedness is assumed by such Person; and, to the extent not otherwise included, the guarantee by such Person of any indebtedness of any other Person. The amount of any Indebtedness outstanding as of any date shall be (1) the accreted value thereof, in the case of any Indebtedness issued with original issue discount, and (2) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

“Indenture” means this Indenture as amended or supplemented from time to time pursuant to the terms of this Indenture, including the provisions of the TIA that are automatically deemed to be a part of this Indenture by operation of the TIA.

“Initial Purchasers” means Merrill Lynch, Pierce, Fenner & Smith Incorporated and Lehman Brothers Inc.

“Interest Payment Date” means June 30 and December 31 of each year, commencing December 31, 2007.

“Issue Date” of any Security means the date on which the Security was originally issued or deemed issued as set forth on the face of the Security.

“Market Disruption Event” means the occurrence or existence for more than one-half hour period in the aggregate on any scheduled Trading Day for the Common Stock of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the Nasdaq Global Market or otherwise) in the Common Stock or in any options, contracts or future contracts relating to the Common Stock, and such suspension or limitation occurs or exists at any time before 1:00 p.m., New York City time, on such day.

“Officer” means the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Controller, the Secretary, any Assistant Controller or any Assistant Secretary of the Company.

“Officers’ Certificate” means a certificate signed on behalf of the Company by two Officers; provided, however, that for purposes of Sections 5.11 and 7.03, “Officers’ Certificate” means a certificate signed by (a) the principal executive officer, principal financial officer or principal accounting officer of the Company and (b) one other Officer.

“Opinion of Counsel” means a written opinion from legal counsel. The counsel may be an employee of or counsel to the Company.

“Person” or “person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any syndicate or group that would be deemed to be a “person” under Section 13(d)(3) of the Exchange Act or any other entity.

“Principal” or “principal” of a debt security, including the Securities, means the principal of the debt security plus, when appropriate, the premium, if any, on the debt security.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of June 20, 2007, between the Company and the Initial Purchasers, as amended from time to time in accordance with its terms.

“Regular Record Date” means, with respect to each Interest Payment Date, June 15 or December 15, as the case may be, next preceding such Interest Payment Date.

“Responsible Officer” means, when used with respect to the Trustee, any officer within the corporate trust services department of the Trustee with direct responsibility for the administration of this Indenture and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of such person’s knowledge of and familiarity with the particular subject.

“Restricted Global Security” means a Global Security that is a Restricted Security.

“Restricted Security” means a Security required to bear the restricted legend set forth in the form of Security annexed as Exhibit A.

“Rule 144” means Rule 144 under the Securities Act or any successor to such Rule.

“Rule 144A” means Rule 144A under the Securities Act or any successor to such Rule.

“SEC” means the Securities and Exchange Commission.

“Secured Senior Indebtedness” means the principal, premium, if any, interest (including all interest accruing subsequent to the commencement of any bankruptcy or similar proceeding, whether or not a claim for post-petition interest is allowable as a claim in any such proceeding) and rent payable on or in connection with, and all fees, costs, expenses and other amounts accrued or due on or in connection with, the Company’s secured senior Indebtedness, whether absolute or contingent , due or to become due, outstanding on the date hereof or hereinafter created, incurred, assumed, guaranteed or in effect guaranteed by the Company, including all deferrals, renewals, extensions or refundings of, or amendments, modifications, or supplements to, the foregoing. Secured Senior Indebtedness does not include:

(1) secured indebtedness that expressly provides that such indebtedness shall not be senior in right of payment to the Securities or expressly provides that such Indebtedness is on the same basis or junior to the notes;

(2) any of the Company’s secured Indebtedness to any of the Company’s Subsidiaries;

(3) any Indebtedness that is not secured; and

(4) any obligation for federal, state, local or other taxes.

“Securities” means the up to $287,500,000 aggregate principal amount of 1.875% Convertible Senior Subordinated Notes due 2012, or any of them (each a “Security”), as amended or supplemented from time to time, that are issued under this Indenture.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

“Securities Custodian” means the Trustee, as custodian with respect to the Securities in global form, or any successor thereto.

“Significant Subsidiary” means, in respect of any Person, as of any date of determination, a Subsidiary of such Person that would constitute a “significant subsidiary” as such term is defined under Rule 1-02(w) of Regulation S-X under the Securities Act.

“Specified Accounting Change” means any changes in generally accepted accounting principles applicable to any net share settled Securities that require the Company to separately account for the liability and equity components of the Securities, cause the Securities to be remeasured at fair value with changes reported in earnings as they occur, cause Securities to be treated under the if-converted method for earnings per share or otherwise cause an adverse accounting impact on the Company’s results of operations solely as a result of having issued the Securities, provided that the Company’s board of directors determines, in its sole discretion, that such impact is material.

“Subsidiary” means, in respect of any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency within the control of such Person to satisfy) to vote in the election of directors, managers, general partners or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person, (ii) such Person and one or more Subsidiaries of such Person or (iii) one or more Subsidiaries of such Person.

“Termination of Trading” means the termination (but not the temporary suspension) of trading of the Common Stock, which will be deemed to have occurred if the Common Stock or other common stock or American Depositary Shares or similar instruments into which the Securities are convertible is neither listed for trading on a United States national securities exchange nor approved for quotation on an established automated over-the-counter securities market in the United States or ceases to be traded or quoted in contemplation of a delisting or withdrawal of approval.

“TIA” means the Trust Indenture Act of 1939, as amended, and the rules and regulations thereunder as in effect on the date of this Indenture, except to the extent that the Trust Indenture Act or any amendment thereto expressly provides for application of the Trust Indenture Act as in effect on another date.

“Trading Day” means any day on which (i) there is no Marketing Disruption Event and (ii) the Nasdaq Global Market or, if the Common Stock is not listed on the Nasdaq Global Market, the principal national or regional securities exchange on which the Common Stock is listed, is open for trading or, if the Common Stock is not so listed, admitted for trading or quoted, any Business Day. A Trading Day only includes those days that have a scheduled closing time of 4:00 p.m. (New York City time) or the then standard closing time for regular trading on the relevant exchange or trading system.

“Trading Price” of the Securities on any date of determination means the average of the secondary market bid quotations obtained by the Company for $5.0 million principal amount of Securities at approximately 3:30 p.m., New York City time, on such determination date from three nationally recognized securities dealers the Company selects; provided that if three such bids cannot reasonably be obtained by the Company, but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the Company, that one bid shall be used. If the Company cannot reasonably obtain at least one bid for $5.0 million principal amount of Securities from a nationally recognized securities dealer, then the Trading Price per $1,000 principal amount of Securities will be deemed to be less than 98% of the product of the Closing Price of the Common Stock and the Conversion Rate per $1,000 principal amount of Securities.

“Trustee” means the party named as such in the first paragraph of this Indenture until a successor replaces it in accordance with the provisions of this Indenture, and thereafter means the successor.

“Unsecured Senior Indebtedness” means the principal, premium, if any, interest (including all interest accruing subsequent to the commencement of any bankruptcy or similar proceeding, whether or not a claim for post-petition interest is allowable as a claim in any such proceeding) and rent payable on or in connection with, and all fees, costs, expense and other amounts accrued or due or in connection with, the Company’s unsecured senior Indebtedness, whether absolute or contingent, due or to become due, outstanding on the date hereof or hereinafter created, incurred, assumed, guaranteed or in effect guaranteed by us, including all deferrals, renewals, extensions or refundings of, or amendments, modifications or supplements to, the foregoing, that ranks equal in right of payment to all of the Company’s unsecured and unsubordinated indebtedness including the Securities.

“Vice President” when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title “vice president.”

“Volume Weighted Average Price” per share of Common Stock on any Trading Day means such price as displayed on Bloomberg (or any successor service) page ICON <equity> VAP in respect of the period from 9:30 a.m. to 4:00 p.m., New York City time, on such Trading Day; or, if such price is not available, the Volume Weighted Average Price means the market value per share of Common Stock on such day as determined by a nationally recognized independent investment banking firm retained for this purpose by the Company.

“Voting Stock” of a Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency within the control of such person to satisfy) to vote in the election of directors, managers or trustees thereof.

Section 1.02.  Other Definitions.

Term	Defined in Section
“Agent Members”	2.01
“Average Price”	5.01
“Bankruptcy Law”	9.01
“Business Combination”	5.10
“Cash Percentage”	5.13
“Company Order”	2.02
“Conversion Trigger Price”	5.01
“Conversion Agent”	2.03
“Conversion Date”	5.02
“Current Market Price”	5.06
“DTC”	2.01
“Depositary”	2.01
“Designated Financial Institution”	5.02

Term	Defined in Section
“Determination Date”	5.06
“Distributed Securities”	5.06
“Distribution Notice”	5.01
“Event of Default”	9.01
“Expiration Date”	5.06
“Expiration Time”	5.06
“Fundamental Change Company Notice”	3.01
“Fundamental Change Purchase Date”	3.01
“Fundamental Change Purchase Notice”	3.01
“Legal Holiday”	13.07
“Legend”	2.12
“Make Whole Premium”	5.01
“Notice of Default”	9.01
“Paying Agent”	2.03
“Payment Blockage Notice”	6.02
“Primary Registrar”	2.03
“Purchase Agreement”	2.01
“Purchased Shares”	5.06
“record date”	5.06
“QIB”	2.01
“Receiver”	9.01
“Registrar”	2.03
“Remaining Shares”	5.13
“Rights”	5.06
“Rights Plan”	5.06
“Special Interest”	9.02
“Specified Accounting Change Redemption Notice”	4.02
“Specified Accounting Change Redemption Date”	4.01
“Specified Accounting Change Redemption Price”	4.01
“Specified Event	5.01
“Spinoff Securities”	5.06
“Spinoff Valuation Period”	5.06
“Stock Price”	5.01
“tender offer”	5.06
“Triggering Distribution”	5.06

Section 1.03.  Trust Indenture Act Provisions. Whenever this Indenture refers to a provision of the TIA, that provision is incorporated by reference in and made a part of this Indenture. This Indenture shall also include those provisions of the TIA required to be included herein by the provisions of the Trust Indenture Reform Act of 1990. The following TIA terms used in this Indenture have the following meanings:

“indenture securities” means the Securities;

“indenture security holder” means a Holder of a Security;

“indenture to be qualified” means this Indenture;

“indenture trustee” or “institutional trustee” means the Trustee; and

“obligor” on the indenture securities means the Company or any other obligor on the Securities.

All other terms used in this Indenture that are defined in the TIA, defined by TIA reference to another statute or defined by any SEC rule and not otherwise defined herein have the meanings assigned to them therein.

Section 1.04.  Rules of Construction.

(a)  Unless the context otherwise requires:

(1)  a term has the meaning assigned to it;

(2)  an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3)  words in the singular include the plural, and words in the plural include the singular;

(4)  provisions apply to successive events and transactions;

(5)  the term “merger” includes a statutory share exchange and the term “merged” has a correlative meaning;

(6)  the masculine gender includes the feminine and the neuter;

(7)  references to agreements and other instruments include subsequent amendments thereto; and

(8)  all “Article”, “Exhibit” and “Section” references are to Articles, Exhibits and Sections, respectively, of or to this Indenture unless otherwise specified herein, and the terms “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

ARTICLE 2
THE SECURITIES

Section 2.01.  Form and Dating. The Securities and the Trustee’s certificate of authentication shall be substantially in the respective forms set forth in Exhibit A, which Exhibit is incorporated in and made part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange or automated quotation system rule or regulation or usage. The Company shall provide any such notations, legends or endorsements to the Trustee in writing. Each Security shall be dated the date of its authentication. The Securities are being offered and sold by the Company pursuant to a Purchase Agreement dated June 14, 2007 (the “Purchase Agreement”) between the Company and the Initial Purchasers.

(a)  Restricted Global Securities. All of the Securities are initially being offered and sold to qualified institutional buyers as defined in Rule 144A (collectively, “QIBs” or individually, each a “QIB”) in reliance upon a private placement exemption from registration under the Securities Act and shall be issued initially in the form of one or more Restricted Global Securities, which shall be deposited on behalf of the purchasers of the securities represented thereby with the Trustee, at its Corporate Trust Office, as custodian for the depositary, The Depository Trust Company (“DTC”, and such depositary, or any successor thereto, being hereinafter referred to as the “Depositary”), and registered in the name of its nominee, Cede & Co. (or any successor thereto), for the accounts of participants in the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Restricted Global Securities may from time to time be increased or decreased by adjustments made on the records of the Securities Custodian as hereinafter provided, subject in each case to compliance with the Applicable Procedures.

(b)  Global Securities in General. Each Global Security shall represent such of the outstanding Securities as shall be specified therein and each shall provide that it shall represent the aggregate amount of outstanding Securities from time to time endorsed thereon and that the aggregate amount of outstanding Securities represented thereby may from time to time be reduced or increased, as appropriate, to reflect replacements, exchanges, purchases, redemptions, or conversions of such Securities. Any adjustment of the aggregate principal amount of a Global Security to reflect the amount of any increase or decrease in the amount of outstanding Securities represented thereby shall be made by the Trustee in accordance with instructions given by the Holder thereof as required by Section 2.12 and shall be made on the records of the Trustee and the Depositary.

Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary or under the Global Security, and the Depositary (including, for this purpose, its nominee) may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and Holder of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall (1) prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or (2) impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Security.

(c)  Book Entry Provisions. The Company shall execute and the Trustee shall, in accordance with this Section 2.01(c), authenticate and deliver initially one or more Global Securities that (1) shall be registered in the name of the Depositary or its nominee, (2) shall be delivered by the Trustee to the Depositary or pursuant to the Depositary’s instructions and (3) shall bear legends substantially to the following effect:

“UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.”

Section 2.02.  Execution and Authentication.

(a)  The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is limited to $287,500,000 aggregate principal amount except as provided in Sections 2.06 and 2.07.

(b)  An Officer shall sign the Securities for the Company by manual or facsimile signature. Typographic and other minor errors or defects in any such facsimile signature shall not affect the validity or enforceability of any Security that has been authenticated and delivered by the Trustee.

(c)  If an officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

(d)  A Security shall not be valid until an authorized signatory of the Trustee by manual signature signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

(e)  The Trustee shall authenticate and make available for delivery Securities for original issue in the aggregate principal amount of up to $287,500,000 upon receipt of a written order or orders of the Company signed by an Officer of the Company (a “Company Order”). The Company Order shall specify the amount of Securities to be authenticated, shall provide that all such securities will be represented by a Restricted Global Security and the date on which each original issue of Securities is to be authenticated.

(f)  The Trustee shall act as the initial authenticating agent. Thereafter, the Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities. An authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent shall have the same rights as an Agent to deal with the Company or an Affiliate of the Company.

(g)  The Securities shall be issuable only in registered form without coupons and only in denominations of $1,000 principal amount and any integral multiple thereof.

Section 2.03.  Registrar, Paying Agent and Conversion Agent.

(a)  The Company shall maintain one or more offices or agencies where Securities may be presented for registration of transfer or for exchange (each, a “Registrar”), one or more offices or agencies where Securities may be presented for payment (each, a “Paying Agent”), one or more offices or agencies where Securities may be presented for conversion (each, a “Conversion Agent”) and one or more offices or agencies where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company will at all times maintain a Paying Agent, Conversion Agent, Registrar and an office or agency where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served in the Borough of Manhattan, The City of New York. One of the Registrars (the “Primary Registrar”) shall keep a register of the Securities and of their transfer and exchange.

(b)  The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, provided that the Agent may be an Affiliate of the Trustee. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee of the name and address of any Agent not a party to this Indenture. If the Company fails to maintain a Registrar, Paying Agent, Conversion Agent, or agent for service of notices and demands in any place required by this Indenture, or fails to give the foregoing notice, the Trustee shall act as such. The Company or any Affiliate of the Company may act as Paying Agent (except for the purposes of Section 7.01 and Article 11).

(c)  The Company hereby initially designates the Trustee as Paying Agent, Registrar, Securities Custodian and Conversion Agent, and initially designates the Corporate Trust Office of the Trustee as an office or agency where notices and demands to or upon the Company in respect of the Securities and this Indenture shall be served.

Section 2.04.  Paying Agent to Hold Money in Trust.

Prior to 12:00 p.m. (noon), New York City time, on each due date of the payment of principal of, or interest on, any Securities, the Company shall deposit with the Paying Agent a sum sufficient to pay such principal or interest so becoming due. Subject to Section 11.02, a Paying Agent shall hold in trust for the benefit of Holders of Securities or the Trustee all money held by the Paying Agent for the payment of principal of, or interest on, the Securities, and shall notify the Trustee of any failure by the Company (or any other obligor on the Securities) to make any such payment. If the Company or an Affiliate of the Company acts as Paying Agent, it shall, before 12:00 p.m. (noon), New York City time, on each due date of the principal of, or interest on, any Securities, segregate the money and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee, and the Trustee may at any time during the continuance of any Default, upon written request to a Paying Agent, require such Paying Agent to pay forthwith to the Trustee all sums so held in trust by such Paying Agent. Upon doing so, the Paying Agent (other than the Company) shall have no further liability for the money.

Section 2.05.  Lists of Holders of Securities.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders of Securities. If the Trustee is not the Primary Registrar, the Company shall furnish to the Trustee on or before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders of Securities.

Section 2.06.  Transfer and Exchange.

(a)  Subject to compliance with any applicable additional requirements contained in Section 2.12, when a Security is presented to a Registrar with a request to register a transfer thereof or to exchange such Security for an equal principal amount of Securities of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested; provided, however, that every Security presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by an assignment form and, if applicable, a transfer certificate each in the form included in the form of Security attached as Exhibit A hereto, and completed in a manner satisfactory to the Registrar and duly executed by the Holder thereof or its attorney duly authorized in writing. To permit registration of transfers and exchanges, upon surrender of any Security for registration of transfer or exchange at an office or agency maintained pursuant to Section 2.03, the Company shall execute and the Trustee shall authenticate Securities of a like aggregate principal amount at the Registrar’s request. Any exchange or transfer shall be without charge, except that the Company or the Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto; provided that this sentence shall not apply to any exchange pursuant to Section 2.10, 2.12(a), 3.06, 5.02(e) or 12.05.

(b)  Neither the Company, any Registrar nor the Trustee shall be required to exchange or register a transfer of (1) any Securities for a period of 15 days next preceding mailing of a notice of Securities to be redeemed, or (2) any Securities or portions thereof in respect of which a Fundamental Change Purchase Notice has been delivered and not withdrawn by the Holder thereof (except, in the case of the purchase of a Security in part, the portion thereof not to be purchased).

(c)  All Securities issued upon any transfer or exchange of Securities shall be valid obligations of the Company, evidencing the same debt and entitled to the same benefits under this Indenture, as the Securities surrendered upon such transfer or exchange.

(d)  Any Registrar appointed pursuant to Section 2.03 shall provide to the Trustee such information as the Trustee may reasonably require in connection with the delivery by such Registrar of Securities upon transfer or exchange of Securities.

(e)  The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Agent Members or other beneficial owners of interests in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Section 2.07.  Replacement Securities.

(a)  If any mutilated Security is surrendered to the Company, a Registrar or the Trustee, or the Company, a Registrar and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security, and there is delivered to the Company, the applicable Registrar and the Trustee such security or indemnity as will be required by them to save each of them harmless, then, in the absence of notice to the Company, such Registrar or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute, and upon its written request the Trustee shall authenticate and deliver, in exchange for any such mutilated Security or in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and principal amount, bearing a number not contemporaneously outstanding.

(b)  If any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, or is about to be purchased by the Company pursuant to Article 3, or converted pursuant to Article 5, the Company in its discretion may, instead of issuing a new Security, pay, purchase or convert such Security, as the case may be.

(c)  Upon the issuance of any new Securities under this Section 2.07, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto as a result of any Securities, at the request of any Holder, being issued to a Person other than such Holder and any other reasonable expenses (including the reasonable fees and expenses of the Trustee or the Registrar) in connection therewith.

(d)  Every new Security issued pursuant to this Section 2.07 in lieu of any mutilated, destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the mutilated, destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

(e)  The provisions of this Section 2.07 are (to the extent lawful) exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

Section 2.08.  Outstanding Securities.

(a)  Securities outstanding at any time are all Securities authenticated by the Trustee, except for those canceled by it, those purchased pursuant to Article 3, those converted pursuant to Article 5, those delivered to the Trustee for cancellation or surrendered for transfer or exchange and those described in this Section 2.08 as not outstanding.

(b)  If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Company receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser.

(c)  If a Paying Agent (other than the Company or an Affiliate of the Company) holds in respect of the outstanding Securities on a Fundamental Change Purchase Date or the Final Maturity Date money sufficient to pay the principal of (including premium, if any), accrued interest and Additional Interest, if any, on Securities (or portions thereof) payable on that date, then on and after such Fundamental Change Purchase Date or Final Maturity Date, as the case may be, such Securities (or portions thereof, as the case may be) shall cease to be outstanding and cash interest and Additional Interest, if any, on them shall cease to accrue.

(d)  Subject to the restrictions contained in Section 2.09, a Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security.

Section 2.09.  Treasury Securities.

In determining whether the Holders of the required principal amount of Securities have concurred in any notice, direction, waiver or consent, Securities owned by the Company or any other obligor on the Securities or by any Affiliate of the Company or of such other obligor shall be disregarded, except that, for purposes of determining whether the Trustee shall be protected in relying on any such notice, direction, waiver or consent, only Securities which a Responsible Officer of the Trustee with responsibility for this Indenture actually knows are so owned shall be so disregarded. Securities so owned which have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to the Securities and that the pledgee is not the Company or any other obligor on the Securities or any Affiliate of the Company or of such other obligor.

Section 2.10.  Temporary Securities.

Until definitive Securities are ready for delivery, the Company may prepare and execute, and, upon receipt of a Company Order, the Trustee shall authenticate and deliver, temporary Securities. Temporary Securities shall be substantially in the form of definitive securities but may have variations that the Company with the consent of the Trustee considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate and deliver definitive Securities in exchange for temporary Securities.

Section 2.11.  Cancellation.

The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar, the Paying Agent and the Conversion Agent shall forward to the Trustee or its agent any Securities surrendered to them for transfer, exchange, purchase, payment or conversion. The Trustee and no one else shall cancel, in accordance with its standard procedures, all Securities surrendered for transfer, exchange, purchase, payment, conversion or cancellation and shall dispose of the cancelled Securities in accordance with its customary procedures or deliver the canceled Securities to the Company upon its request therefor.

Section 2.12.  Legend; Additional Transfer and Exchange Requirements.

(a)  If Securities are issued upon the transfer, exchange or replacement of Securities subject to restrictions on transfer and bearing the legends set forth on the form of Securities attached as Exhibit A (collectively, the “Legend”), or if a request is made to remove the Legend on a Security, the Securities so issued shall bear the Legend, or the Legend shall not be removed, as the case may be, unless there is delivered to the Company and the Registrar such satisfactory evidence, which shall include an Opinion of Counsel if requested by the Company or such Registrar, as may be reasonably required by the Company and the Registrar, that neither the Legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of Rule 144A or Rule 144 under the Securities Act or that such Securities are not “restricted” within the meaning of Rule 144 under the Securities Act; provided that no such evidence need be supplied in connection with the sale of such Security pursuant to a registration statement that is effective at the time of such sale. Upon (1) provision of such satisfactory evidence if requested or (2) notification by the Company to the Trustee and Registrar of the sale of such Security pursuant to a registration statement that is effective at the time of such sale, the Trustee, at the written direction of the Company, shall authenticate and deliver a Security that does not bear the Legend. If the Legend is removed from the face of a Security and the Security is subsequently held by an Affiliate of the Company, the Legend shall be reinstated.

(b)  A Global Security may not be transferred, in whole or in part, to any Person other than the Depositary or a nominee or any successor thereof, and no such transfer to any such other Person may be registered; provided that the foregoing shall not prohibit any transfer of a Security that is issued in exchange for a Global Security but is not itself a Global Security. No transfer of a Security to any Person shall be effective under this Indenture or the Securities unless and until such Security has been registered in the name of such Person. Notwithstanding any other provisions of this Indenture or the Securities, transfers of a Global Security, in whole or in part, shall be made only in accordance with this Section 2.12.

(c)  Subject to Section 2.12(b) and in compliance with Section 2.12(d), every Security shall be subject to the restrictions on transfer provided in the Legend. Whenever any Restricted Security other than a Restricted Global Security is presented or surrendered for registration of transfer or in exchange for a Security registered in a name other than that of the Holder, such Security must be accompanied by a certificate in substantially the form set forth in Exhibit A under the heading “Certificate to be Delivered Upon Exchange or Registration of Transfer of Restricted Securities,” dated the date of such surrender and signed by the Holder of such Security, as to compliance with such restrictions on transfer. The Registrar shall not be required to accept for such registration of transfer or exchange any Security not so accompanied by a properly completed certificate.

(d)  The restrictions imposed by the Legend upon the transferability of any Security shall cease and terminate when such Security has been sold pursuant to an effective registration statement under the Securities Act or transferred in compliance with Rule 144 under the Securities Act (or any successor provision thereto) or, if earlier, upon the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision). Any Security as to which such restrictions on transfer shall have expired in accordance with their terms or shall have terminated may, upon a surrender of such Security for exchange to the Registrar in accordance with the provisions of this Section 2.12 (accompanied, in the event that such restrictions on transfer have terminated by reason of a transfer in compliance with Rule 144 or any successor provision, by, if requested by the Company or the Registrar, an Opinion of Counsel reasonably acceptable to the Company and the Registrar and addressed to the Company and the Registrar, to the effect that the transfer of such Security has been made in compliance with Rule 144 or such successor provision), be exchanged for a new Security, of like tenor and aggregate principal amount, which shall not bear the restrictive Legend. The Company shall inform the Trustee of the effective date of any registration statement registering the offer and sale of the Securities under the Securities Act. The Trustee shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the aforementioned Opinion of Counsel or registration statement.

As used in Sections 2.12(c) and (d), the term “transfer” encompasses any sale, pledge, transfer, hypothecation or other disposition of any Security.

(e)  The provisions below shall apply only to Global Securities:

(1)  Each Global Security authenticated under this Indenture shall be registered in the name of the Depositary or a nominee thereof and delivered to such Depositary or a nominee thereof or custodian therefor, and each such Global Security shall constitute a single Security for purposes of this Indenture.

(2)  Notwithstanding any other provisions of this Indenture or the Securities, a Global Security shall not be exchanged in whole or in part for a Security registered, and no transfer of a Global Security in whole or in part shall be registered in the name of any Person other than the Depositary or one or more nominees thereof; provided that a Global Security may be exchanged for securities registered in the names of any person designated by the Depositary in the event that (A) the Depositary has notified the Company that it is unwilling or unable to continue as Depositary for such Global Security or such Depositary has ceased to be a “clearing agency” registered under the Exchange Act, and a successor Depositary is not appointed by the Company within 90 days after receiving such notice or becoming aware that the Depositary has ceased to be a “clearing agency,” or (B) an Event of Default has occurred and is continuing with respect to the Securities. Any Global Security exchanged pursuant to subclause (A) above shall be so exchanged in whole and not in part, and any Global Security exchanged pursuant to subclause (B) above may be exchanged in whole or from time to time in part as directed by the Depositary. Any Security issued in exchange for a Global Security or any portion thereof shall be a Global Security; provided further that any such Security so issued that is registered in the name of a Person other than the Depositary or a nominee thereof shall not be a Global Security.

(3)  Securities issued in exchange for a Global Security or any portion thereof shall be issued in definitive, fully registered form, without interest coupons, shall have an aggregate principal amount equal to that of such Global Security or portion thereof to be so exchanged, shall be registered in such names and be in such authorized denominations as the Depositary shall designate and shall bear the applicable legends provided for herein. Any Global Security to be exchanged in whole shall be surrendered by the Depositary to the Trustee, as Registrar. With regard to any Global Security to be exchanged in part, either such Global Security shall be so surrendered for exchange or, if the Trustee is acting as custodian for the Depositary or its nominee with respect to such Global Security, the principal amount thereof shall be reduced, by an amount equal to the portion thereof to be so exchanged, by means of an appropriate adjustment made on the records of the Trustee. Upon any such surrender or adjustment, the Trustee shall authenticate and deliver the Security issuable on such exchange to or upon the order of the Depositary or an authorized representative thereof.

(4)  Subject to clause (6) of this Section 2.12(e), the registered Holder may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

(5)  In the event of the occurrence of any of the events specified in clause (2) of this Section 2.12(e), the Company will promptly make available to the Trustee a reasonable supply of Certificated Securities in definitive, fully registered form, without interest coupons.

(6)  Neither Agent Members nor any other Persons on whose behalf Agent Members may act shall have any rights under this Indenture with respect to any Global Security registered in the name of the Depositary or any nominee thereof, or under any such Global Security, and the Depositary or such nominee, as the case may be, may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and holder of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or such nominee, as the case may be, or impair, as between the Depositary, its Agent Members and any other Person on whose behalf an Agent Member may act, the operation of customary practices of such Persons governing the exercise of the rights of a holder of any Security.

(7)  At such time as all interests in a Global Security have been converted, canceled or exchanged for Securities in certificated form, such Global Security shall, upon receipt thereof, be cancelled by the Trustee in accordance with standing procedures and instructions existing between the Depositary and the Securities Custodian, subject to Section 2.11 of this Indenture. At any time prior to such cancellation, if any interest in a Global Security is converted, canceled or exchanged for Securities in certificated form, the principal amount of such Global Security shall, in accordance with the standing procedures and instructions existing between the Depositary and the Securities Custodian, be appropriately reduced, and an endorsement shall be made on such Global Security, by the Trustee or the Securities Custodian, at the direction of the Trustee, to reflect such reduction.

(f)  Until the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision thereto), any stock certificate representing Common Stock issued upon conversion of any Security shall bear a legend in substantially the following form, unless such Common Stock has been sold pursuant to a registration statement that has been declared effective under the Securities Act (and which continues to be effective at the time of such transfer) or transferred in compliance with Rule 144 under the Securities Act (or any successor provision thereto), or such Common Stock has been issued upon conversion of Securities that have been transferred pursuant to a registration statement that has been declared effective under the Securities Act or pursuant to Rule 144 under the Securities Act (or any successor provision thereto), or unless otherwise agreed by the Company in writing with written notice thereof to the transfer agent:

THE COMMON STOCK EVIDENCED HEREBY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS, AND, ACCORDINGLY, MAY NOT BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

BY ITS ACQUISITION HEREOF, THE HOLDER AGREES TO OFFER, SELL OR OTHERWISE TRANSFER THE COMMON STOCK EVIDENCED HEREBY PRIOR TO THE DATE THAT IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH ICONIX BRAND GROUP, INC. (THE “COMPANY”) OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THE COMMON STOCK EVIDENCED HEREBY (OR ANY PREDECESSOR OF THE COMMON STOCK EVIDENCED HEREBY) (THE “RESALE RESTRICTION TERMINATION DATE”) ONLY (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, OR (C) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S AND THE TRANSFER AGENT’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (C) PRIOR TO THE RESALE RESTRICTION TERMINATION DATE TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS CERTIFICATE IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRANSFER AGENT. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

Any such Common Stock as to which such restrictions on transfer shall have expired in accordance with their terms or as to which the conditions for removal of the foregoing legend set forth therein have been satisfied may, upon surrender of the certificates representing such shares of Common Stock for exchange in accordance with the procedures of the transfer agent for the Common Stock, be exchanged for a new certificate or certificates for a like number of shares of Common Stock, which shall not bear the restrictive legend required by this section.

Section 2.13.  CUSIP Numbers.

The Company in issuing the Securities may use one or more “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices of purchase as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a purchase and that reliance may be placed only on the other identification numbers printed on the Securities, and any such purchase shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the “CUSIP” numbers.

ARTICLE 3
PURCHASE UPON FUNDAMENTAL CHANGE

Section 3.01.  Purchase at Holders’ Option upon a Fundamental Change.

(a)  If a Fundamental Change occurs prior to the Final Maturity Date, each Holder of a Security shall have the right, at the option of the Holder, to require the Company to repurchase for cash all or any portion of the Securities of such Holder equal to $1,000 principal amount (or an integral multiple thereof) at the Fundamental Change Purchase Price, on the date (the “Fundamental Change Purchase Date”) specified by the Company pursuant to subsection 3.01(b) that is not less than 30 days nor more than 45 days after the later of the Fundamental Change Effective Date and the Fundamental Change Company Notice.

(b)  As promptly as practicable following the date when the Company publicly announces a Fundamental Change but in no event less than 10 Trading Days prior to the anticipated Fundamental Change Effective Date, the Company shall mail a written notice of the Fundamental Change and of the resulting repurchase right to the Trustee, Paying Agent and to each Holder (and to beneficial owners as required by applicable law) (the “Fundamental Change Company Notice”). The Fundamental Change Company Notice shall include the form of a Fundamental Change Purchase Notice to be completed by the Holder and shall state:

(1)  the events causing such Fundamental Change;

(2)  the date (or expected date) of such Fundamental Change;

(3)  the last date by which the Fundamental Change Purchase Notice must be delivered to elect the repurchase option pursuant to this Section 3.01;

(4)  the Fundamental Change Purchase Date;

(5)  the Fundamental Change Purchase Price;

(6)  the Holder’s right to require the Company to purchase the Securities;

(7)  the name and address of each Paying Agent and Conversion Agent;

(8)  the then effective Conversion Rate and any adjustments to the Conversion Rate resulting from such Fundamental Change;

(9)  the procedures that the Holder must follow to exercise rights under Article 5 and that Securities as to which a Fundamental Change Purchase Notice has been given may be converted into Common Stock pursuant to Article 5 of this Indenture only to the extent that the Fundamental Change Purchase Notice has been withdrawn in accordance with the terms of this Indenture;

(10)  the procedures that the Holder must follow to exercise rights under this Section 3.01;

(11)  the procedures for withdrawing a Fundamental Change Purchase Notice;

(12)  that, unless the Company fails to pay such Fundamental Change Purchase Price, Securities covered by any Fundamental Change Purchase Notice will cease to be outstanding and interest and Additional Interest, if any, will cease to accrue on and after the Fundamental Change Purchase Date; and

(13)  the CUSIP number of the Securities.

At the Company’s request, the Trustee shall give such Fundamental Change Company Notice in the Company’s name and at the Company’s expense; provided that, in all cases, the text of such Fundamental Change Company Notice shall be prepared by the Company. If any of the Securities is in the form of a Global Security, then the Company shall modify such notice to the extent necessary to accord with the Applicable Procedures relating to the purchase of Global Securities.

(c)  A Holder may exercise its rights specified in Section 3.01(a) upon delivery of a written notice (which shall be in substantially the form set forth in the form of Security attached as Exhibit A under the heading “Fundamental Change Purchase Notice” and which may be delivered by letter, overnight courier, hand delivery, facsimile transmission or in any other written form and, in the case of Global Securities, may be delivered electronically or by other means in accordance with the Depositary’s Applicable Procedures) of the exercise of such rights (a “Fundamental Change Purchase Notice”) to the Company or any Paying Agent at any time prior to the close of business on the Business Day next preceding the Fundamental Change Purchase Date, subject to extension to comply with applicable law.

(1)  The Fundamental Change Purchase Notice shall state: (A) the certificate number (if such Security is held other than in global form) of the Security which the Holder will deliver to be purchased (or, if the Security is held in global form, any other items required to comply with the Applicable Procedures), (B) the portion of the principal amount of the Security which the Holder will deliver to be purchased, which portion must be $1,000 or an integral multiple of $1,000 and (C) that such Security shall be purchased as of the Fundamental Change Purchase Date pursuant to the terms and conditions specified in the Securities and in this Indenture.

(2)  The delivery of a Security for which a Fundamental Change Purchase Notice has been timely delivered to any Paying Agent and not validly withdrawn prior to, on or after the Fundamental Change Purchase Notice (together with all necessary endorsements) at the office of such Paying Agent shall be a condition to the receipt by the Holder of the Fundamental Change Purchase Price therefor.

(3)  The Company shall only be obliged to purchase, pursuant to this Section 3.01, a portion of a Security if the principal amount of such portion is $1,000 or an integral multiple of $1,000 (provisions of this Indenture that apply to the purchase of all of a Security also apply to the purchase of such portion of such Security).

(4)  Notwithstanding anything herein to the contrary, any Holder delivering to a Paying Agent the Fundamental Change Purchase Notice contemplated by this Section 3.01(c) shall have the right to withdraw such Fundamental Change Purchase Notice in whole or in a portion thereof that is a principal amount of $1,000 or in an integral multiple thereof at any time prior to the close of business on the Business Day prior to the Fundamental Change Purchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 3.02.

(5)  A Paying Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Purchase Notice or written withdrawal thereof.

(6)  Anything herein to the contrary notwithstanding, in the case of Global Securities, any Fundamental Change Purchase Notice may be delivered or withdrawn and such Securities may be surrendered or delivered for purchase in accordance with the Applicable Procedures as in effect from time to time.

Section 3.02.  Effect of Fundamental Change Purchase Notice.

(a)  Upon receipt by any Paying Agent of a properly completed Fundamental Change Purchase Notice from a Holder, the Holder of the Security in respect of which such Fundamental Change Purchase Notice was given shall (unless such Fundamental Change Purchase Notice is withdrawn as specified in Section 3.02(b)) thereafter be entitled to receive the Fundamental Change Purchase Price with respect to such Security, provided that an Event of Default shall not have occurred and be continuing (other than a Default in the payment of the Fundamental Change Purchase Price). Such Fundamental Change Purchase Price shall be paid to such Holder promptly following the later of (1) the Fundamental Change Purchase Date (provided that the conditions in Section 3.01 have been satisfied) and (2) the time of delivery of such Security to a Paying Agent by the Holder thereof in the manner required by Section 3.01(c). Securities in respect of which a Fundamental Change Purchase Notice has been given by the Holder thereof may not be converted into shares of Common Stock pursuant to Article 5 on or after the date of the delivery of such Fundamental Change Purchase Notice unless such Fundamental Change Purchase Notice has first been validly withdrawn in accordance with Section 3.02(b) with respect to the Securities to be converted.

(b)  A Fundamental Change Purchase Notice may be withdrawn by means of a written notice (which may be delivered by mail, overnight courier, hand delivery, facsimile transmission or in any other written form and, in the case of Global Securities, may be delivered electronically or by other means in accordance with the Applicable Procedures) of withdrawal delivered by the Holder to a Paying Agent at any time prior to the close of business on the Business Day immediately prior to the Fundamental Change Purchase Date, specifying (1) if certificated Securities have been issued, the certificate number of the Security being withdrawn in whole or in part (or if the Securities are not certificated, such written notice must comply with the Applicable Procedures), (2) the principal amount of the Security or portion thereof (which must be a principal amount of $1,000 or an integral multiple of $1,000 in excess thereof) with respect to which such notice of withdrawal is being submitted, and (3) the portion of the principal amount of the Security that will remain subject to the Fundamental Change Purchase Notice, which portion must be a principal amount of $1,000 or an integral multiple thereof.

Section 3.03.  Deposit of Fundamental Change Purchase Price.

(a)  On or before 12:00 p.m. (noon)., New York City time, on the applicable Fundamental Change Purchase Date, the Company shall deposit with the Trustee or with a Paying Agent (or if the Company or an Affiliate of the Company is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 2.04) an amount of money (in immediately available funds), sufficient to pay the aggregate Fundamental Change Purchase Price of all the Securities or portions thereof that are to be purchased as of such Fundamental Change Purchase Date.

(b)  If a Paying Agent or the Trustee holds, in accordance with the terms hereof, money sufficient to pay the Fundamental Change Purchase Price of any Security for which a Fundamental Change Purchase Notice has been tendered and not withdrawn in accordance with this Indenture then, immediately after the applicable Fundamental Change Purchase Date, such Security will cease to be outstanding, whether or not the Security is delivered to the Paying Agent or the Trustee, and interest and Additional Interest, if any, shall cease to accrue, and the rights of the Holder in respect of the Security shall terminate (other than the right to receive the Fundamental Change Purchase Price as aforesaid). The Company shall publicly announce the principal amount of Securities repurchased on or as soon as practicable after the Fundamental Change Purchase Date.

(c)  The Paying Agent will promptly return to the respective Holders thereof any Securities with respect to which a Fundamental Change Purchase Notice has been withdrawn in compliance with this Indenture.

(d)  If a Fundamental Change Purchase Date falls after a Regular Record Date and on or before the related Interest Payment Date, then interest on the Securities payable on such Interest Payment Date will be payable to the Holders in whose names the Securities are registered at the close of business on such Regular Record Date.

Section 3.04.  Repayment to the Company.

To the extent that the aggregate amount of cash deposited by the Company pursuant to Section 3.03 exceeds the aggregate Fundamental Change Purchase Price of the Securities or portions thereof that the Company is obligated to purchase, then promptly after the Fundamental Change Purchase Date the Trustee or a Paying Agent, as the case may be, shall return any such excess cash to the Company.

Section 3.05.  Securities Purchased in Part.

Any Security that is to be purchased only in part shall be surrendered at the office of a Paying Agent, and promptly after the Fundamental Change Purchase Date, the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without service charge, a new Security or Securities, of such authorized denomination or denominations as may be requested by such Holder (which must be equal to $1,000 principal amount or any integral thereof), in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Security so surrendered that is not purchased.

Section 3.06.  Compliance with Securities Laws upon Purchase of Securities.

In connection with any offer to purchase of Securities under Section 3.01, the Company shall (a) comply with Rule 13e-4 and Rule 14e-1 (or any successor to either such Rule), and any other tender offer rules, if applicable, under the Exchange Act, (b) file the related Schedule TO (or any successor or similar schedule, form or report) if required under the Exchange Act, and (c) otherwise comply with all federal and state securities laws in connection with such offer to purchase or purchase of Securities, all so as to permit the rights of the Holders and obligations of the Company under Sections 3.01 through 3.04 to be exercised in the time and in the manner specified therein. To the extent that compliance with any such laws, rules and regulations would result in a conflict with any of the terms hereof, this Indenture is hereby modified to the extent required for the Company to comply with such laws, rules and regulations.

Section 3.07.  Purchase of Securities in Open Market.

The Company (a) on or prior to the date that is two years from the latest issuance of any Securities and in accordance with Section 2.11, shall surrender any Security purchased by the Company pursuant to this Article 3 to the Trustee for cancellation, and (b) after such date and in accordance with Section 2.11, may surrender such Security to the Trustee for cancellation. Any securities surrendered to the Trustee for cancellation may not be reissued or resold by the Company and will be canceled promptly in accordance with Section 2.11. The Company may repurchase Securities in the open market, by tender at any price or by negotiated transactions and such Securities may be reissued or resold, to the extent permitted by applicable law, or may be surrendered to the Trustee for cancellation.

ARTICLE 4
REDEMPTION UPON SPECIFIED ACCOUNTING CHANGE

Section 4.01.  Right to Redeem. Upon the occurrence of a Specified Accounting Change, the Company may redeem the Securities in whole for cash on the date (“Specified Accounting Change Redemption Date”) specified by the Company that is not more than 90 days after a Specified Accounting Change has become effective at a redemption price of 102% of the principal amount (the “Specified Accounting Change Redemption Price”), together with accrued and unpaid interest, if any, up to, but not including, the Specified Accounting Change Redemption Date. For purposes of this Section, the effective date of the Specified Accounting Change shall mean the date the standards with respect to such Specified Accounting Change under generally accepted accounting principles have been issued.

Section 4.02.   Notice of Redemption. If the Company elects to redeem Securities pursuant to Section 4.01, at least 30 days but not more than 60 days before the Specified Accounting Redemption Date, the Company shall mail or cause to be mailed a written notice of redemption to the Trustee at the Trustee’s address and to each Holder of Securities at such Holder’s address as it appears on the Primary Registrar’s books (the “Specified Accounting Change Redemption Notice”).

The Specified Accounting Change Redemption Notice shall identify the Securities (including CUSIP numbers) to be redeemed and shall state:

(1) the Specified Accounting Change Redemption Date;

(2) the Specified Accounting Change Redemption Price;

(3)  the then effective Conversion Rate;

(4)  the name and address of each Paying Agent and Conversion Agent;

(5)  that Securities called for redemption must be presented and surrendered to a Paying Agent to collect the Specified Accounting Change Redemption Price;

(6)  that, unless the Company fails to make payment of such Specified Accounting Change Redemption Price, Securities called for redemption will cease to be outstanding and interest and Additional Interest, if any, will cease to accrue on and after the Specified Accounting Change Redemption Date;

(7) the procedures that the Holder must follow to exercise rights under Article 5 and that Securities as to which a Specified Accounting Change Redemption Notice has been given may be converted into Common Stock pursuant to Article 5 of this Indenture; and

At the Company’s request, the Trustee shall give such Specified Accounting Change Redemption Notice in the Company’s name and at the Company’s expense; provided that, in all cases, the text of such Specified Accounting Change Redemption Notice shall be prepared by the Company. If any of the Securities is in the form of a Global Security, then the Company shall modify such notice to the extent necessary to accord with the Applicable Procedures relating to the purchase of Global Securities.

Section 4.03.  Effect of Specified Accounting Change Redemption Notice. Once the Specified Accounting Change Redemption Notice is mailed, Securities called for redemption become due and payable on the Specified Accounting Change Redemption Date and at the Specified Accounting Change Redemption Price stated in the notice, together with accrued and unpaid interest, if any, except for Securities that are converted in accordance with the provisions of Article 5. On or after the Specified Accounting Change Redemption Date and upon presentation and surrender to a Paying Agent, Securities called for redemption will be paid at the Specified Accounting Change Redemption Price, plus any accrued and unpaid interest, up to but not including the Specified Accounting Change Redemption Date; provided that if the Specified Accounting Change Redemption Date falls after a Regular Record Date and on or before the related Interest Payment Date, then interest on the Securities payable on such Interest Payment Date will be payable to the Holders in whose names the Securities are registered at the close of business on such Regular Record Date.

Section 4.04.  Deposit of Specified Accounting Change Redemption Price. On or before 12:00 p.m. (noon), New York City time, on the Specified Accounting Change Redemption Date, the Company shall deposit with the Trustee or a Paying Agent (or, if the Company or an affiliate of the Company is acting as Paying Agent, shall segregate and hold in trust as provided in Section 2.04) an amount of money (in immediately available funds) sufficient to pay the Specified Accounting Change Redemption Price of and any accrued and unpaid interest, on all Securities to be redeemed on that date, other than Securities or portions thereof called for redemption on that date which have been delivered by the Company to the Trustee for cancellation or have been converted. The Paying Agent shall as promptly as practicable return to the Company any money not required for that purpose because of the conversion of Securities pursuant to Article 5 or, if such money is then held by the Company in trust and is not required for such purpose, it shall be discharged from the trust.

ARTICLE 5
CONVERSION

Section 5.01.  Conversion Privilege and Conversion Rate.

(a)  Subject to the obligation and the right of the Company to pay some or all of the conversion consideration in cash in accordance with Section 5.13, and upon compliance with the provisions of this Article 5, at the option of the Holder thereof, any Security or portion thereof that is an integral multiple of $1,000 principal amount may be converted into fully paid and nonassessable shares (calculated as to each conversion to the nearest 1/100th of a share) of Common Stock prior to the close of business on the Business Day immediately preceding the Final Maturity Date or such earlier date set forth in this Article 5, unless previously purchased by the Company at the Holder’s option upon the occurrence of a Fundamental Change or redeemed by the Company upon a Specified Accounting Change, at the Conversion Rate in effect at such time, determined as hereinafter provided and subject to the adjustments described below, only under the following circumstances:

(1)  during any fiscal quarter beginning after September 30, 2007, and only during such fiscal quarter, if, as of the last day of the immediately preceding fiscal quarter, the Closing Price per share of the Common Stock for at least 20 Trading Days in the period of the 30 consecutive Trading Days ending on the last Trading Day of such preceding calendar quarter was more than 130% of the Conversion Price (the “Conversion Trigger Price”);

(2)  if the Company distributes to all holders of Common Stock rights or warrants entitling them to purchase, for a period expiring within 45 days of the date of issuance, Common Stock at less than the average of the Closing Prices of the Common Stock for the five consecutive Trading Days ending on the date immediately preceding the first public announcement of such distribution;

(3)  if the Company distributes to all holders of Common Stock, assets, debt securities or rights to purchase the Company’s securities, which distribution has a per share value exceeding 10% of the average of the Closing Prices of the Common Stock for the five consecutive Trading Days ending on the date immediately preceding the first public announcement of such distribution;

(4)  if a Fundamental Change occurs;

(5)  at any time during the one month period beginning on June 1, 2012 and ending at the close of business on the Business Day immediately preceding the Final Maturity Date;

(6)  during any five Business Day period after any five consecutive Trading Day period in which the Trading Price per $1,000 principal amount of Securities, as determined following a request by a Holder in accordance with the procedures described below in Section 5.01(e), for each day of that period was less than 98% of the product of the Closing Price of the Common Stock and the then applicable Conversion Rate;

(7)  from and after 15 days prior to the anticipated effective date of any transaction or event with respect to the Company (including, but not limited to, any consolidation, merger or binding share exchange, other than resulting from a subdivision or combination) pursuant to which all or substantially all shares of the Common Stock would be converted into cash, securities or other property (each, a “Specified Event”) and until the earlier of 15 days after the actual date of such Specified Event and the date that we announce that the Specified Event will not take place. Notwithstanding this Section 5.01(a)(7), the Securities shall not become convertible by reason of a merger, consolidation or other transaction effected with any Subsidiary of the Company solely for the purpose of changing the Company’s state of incorporation to any other state within the United States or the District of Columbia; or

(8)  if the Company elects to redeem the Securities upon the occurrence of a Specified Accounting Change.

(b)  In the case of a distribution contemplated by clauses (2) and (3) of Section 5.01(a), the Company shall notify Holders and Trustee at least 20 days prior to the ex-dividend date for such distribution (the “Distribution Notice”); provided that if the Company distributes rights pursuant to a stockholder rights agreement, it will notify the Holders of the Securities on the Business Day after the Company is required to give notice generally to its stockholders pursuant to such stockholder rights agreement if such date is less than 20 days prior to the date of such distribution. Once the Company has given the Distribution Notice, Holders may surrender their Securities for conversion at any time until the earlier of the close of business on the last Business Day preceding the ex-dividend date or the Company’s announcement that such distribution will not take place. Notwithstanding the provisions of clauses (2) and (3) of Section 5.01(a), Holders may not convert the Securities if the Holders will be entitled to participate in such distribution on an as converted basis. The Company will provide written notice to the Conversion Agent as soon as reasonably practicable of any anticipated or actual event or transaction that will cause or causes the Securities to become convertible pursuant to clauses (2) or (3) of Section 5.01(a).

(c)  In the case of a transaction contemplated by clause (4) of Section 5.01(a), the Company will notify the Holders and Trustee at least 10 Trading Days prior to the anticipated Fundamental Change Effective Date of any Fundamental Change. Holders may surrender Securities for conversion at any time beginning 10 Trading Days before the anticipated Fundamental Change Effective Date of a Fundamental Change and until the last Trading Day preceding the Fundamental Change Purchase Date.

(d)  In the case of a Specified Event, the Company will notify the Holders and the Trustee as promptly as practicable following the date the Company publicly announces the Specified Event (but in event less than 15 days prior to the effective date of such transaction, or, if such Specified Event also constitutes a Fundamental Change, no later than the date we provide notice of the occurrence of the Fundamental Change). If such Specified Event also constitutes a Fundamental Change, a Holder shall have the right to require the Company to purchase all or any portion of such Holder’s Securities as described in Article 3.

(e)   For each fiscal quarter of the Company, beginning with the fiscal quarter ending September 30, 2007, the Company will determine, on the first Business Day following the last Trading Day of such fiscal quarter, whether the Securities are convertible pursuant to clause (1) of Section 5.01(a), and, if so, will notify the Trustee in writing. Upon request of the Conversion Agent, the Company shall provide, or cause to be provided to, the Conversion Agent the Closing Price per share of Common Stock for the 30 consecutive Trading Days ending on the last Trading Day of the preceding fiscal quarter.

(f)  The Company shall have no obligation to determine the Trading Price of the Securities and whether the Securities are convertible pursuant to clause (6) of Section 5.01(a) unless a Holder of Securities provides the Company with reasonable evidence that the Trading Price per $1,000 principal amount of Securities would be less than 98% of the product of the Closing Price of the Common Stock and the Conversion Rate per $1,000 principal amount of Securities. At such time, the Company shall determine the Trading Price of the Securities beginning on the next Trading Day and on each successive Trading Day until the Trading Price per $1,000 principal amount of the Securities is greater than 98% of the product of the Closing Price of the Common Stock and the Conversion Rate per $1,000 principal amount of the Securities.

(g)  In the event that the Company chooses to redeem the Securities upon a Specified Accounting Change in accordance with Article 4, Holders may surrender their Securities for conversion at any time beginning on the day of the Specified Accounting Change Redemption Notice until the Trading Day prior to the Specified Accounting Change Redemption Date.

(h)  The conversion rights pursuant to this Article 5 shall commence on the initial issuance date of the Securities and expire at the close of business on the Business Day immediately preceding the Final Maturity Date, but shall be exercisable only during the time periods specified with respect to each circumstance pursuant to which the Securities become convertible, subject, in the case of conversion of any Global Security, to any Applicable Procedures. If a Security is convertible as a result of a Fundamental Change, such conversion right shall commence and terminate as set forth in Section 5.01(c). Securities in respect of which a Fundamental Change Purchase Notice has been delivered may not be surrendered for conversion pursuant to this Article 5 prior to a valid withdrawal of such Fundamental Change Notice in accordance with the provisions of Article 3.

(i)  Provisions of this Indenture that apply to conversion of all of a Security also apply to conversion of a portion of a Security.

(j)  A Holder of Securities is not entitled to any rights of a holder of Common Stock until such Holder has converted its Securities into Common Stock, and only to the extent such Securities are deemed to have been converted into Common Stock pursuant to this Article 5.

(k)  The Conversion Rate shall be adjusted in certain instances as provided in Section 5.01(l), Section 5.01(m) and Section 5.06.

(l)  If a Fundamental Change occurs as a result of a Termination of Trading or as a result of the occurrence of one of the events specified in clause (i), (iii) or (v) of the definition of the term Change in Control, the Company shall pay, to the extent set forth in this Section 5.01(l), a make-whole premium (the “Make Whole Premium”) to a Holder who converts its Securities in connection with any such transaction by increasing the Conversion Rate applicable to such Securities. A conversion of Securities will be deemed for the purposes of this Section 5.01(l) to be “in connection with” a Fundamental Change if the Conversion Notice set forth in the form of Security attached as Exhibit A is received by the Conversion Agent on or subsequent to the Fundamental Change Effective Date but before the close of business on the Business Day immediately preceding the related Fundamental Change Purchase Date. Any increase in the applicable Conversion Rate shall be determined by reference to the table below and shall be based on the date on which the Fundamental Change Effective Date occurs and the price paid, or deemed to be paid, per share of Common Stock in the transaction constituting the Fundamental Change (the “Stock Price”). If holders of Common Stock receive only cash in the Fundamental Change, the Stock Price shall be the cash amount paid per share of Common Stock. In all other cases, the Stock Price shall be the average of the Closing Prices of the Common Stock for each of the 10 Trading Days immediately prior to but not including the Fundamental Change Effective Date.

The following table sets forth the amount, if any, by which the applicable Conversion Rate shall increase for each Stock Price and Fundamental Change Effective Date set forth below.

Make Whole Premium Upon a Fundamental Change (Increase in Applicable Conversion Rate)

Stock Price on Effective Date	June 20, 2007*	June 30, 2008	June 30, 2009	June 30, 2010	June 30, 2011	June 30, 2012
$21.20	10.8853	10.8853	10.8853	10.8853	10.8853	10.8853
$25.00	7.8277	7.6734	7.3829	6.8986	5.9690	3.7155
$27.56	6.4018	6.1674	5.7831	5.1800	4.0763	0.0000
$30.00	5.3592	5.0800	4.6496	3.9952	2.8499	0.0000
$40.00	2.8770	2.5727	2.1522	1.5770	0.7514	0.0000
$50.00	1.7491	1.4976	1.1723	0.7684	0.2884	0.0000
$60.00	1.1547	0.9603	0.7200	0.4458	0.1687	0.0000
$70.00	0.8056	0.6575	0.4827	0.2984	0.1215	0.0000
$80.00	0.5833	0.4724	0.3472	0.2162	0.0944	0.0000
$90.00	0.4409	0.3537	0.2592	0.1637	0.0751	0.0000
$100.00	0.3389	0.2700	0.1984	0.1269	0.0601	0.0000

*Original issue date of the notes.

The actual Stock Price and Fundamental Change Effective Date may not be set forth in the table, in which case:

(1)  if the actual Stock Price on the Fundamental Change Effective Date is between two Stock Prices in the table or the actual Fundamental Change Effective Date is between two Fundamental Change Effective Dates in the table, the amount of the Conversion Rate adjustment shall be determined by a straight-line interpolation between the adjustment amounts set forth for the two Stock Prices and the two Fundamental Change Effective Dates set forth in the table;

(2)  if the Stock Price on the Fundamental Change Effective Date exceeds $100.00 per share, subject to adjustment as described in Section 5.06, no adjustment to the applicable Conversion Rate will be made; and

(3)  if the stock price on the Fundamental Change Effective Date is less than $21.20 per share, subject to adjustment as described in Section 5.06, no adjustment to the applicable conversion rate will be made.

The Stock Prices set forth in the first column of the table above will be adjusted as of any date on which the Conversion Rate of the Securities is adjusted in accordance with Section 5.06. The adjusted Stock Prices shall equal the Stock Prices applicable immediately prior to such adjustment multiplied by a fraction, the numerator of which shall be the Conversion Rate immediately prior to the adjustment giving rise to the Stock Price adjustment and the denominator of which shall be the Conversion Rate as so adjusted. The Conversion Rate adjustment amounts set forth in the table above shall be adjusted in the same manner as the Conversion Rate as set forth in Section 5.06, other than by operation of an adjustment to the Conversion Rate by virtue of the Make Whole Premium described in this 5.01(l).

Notwithstanding the foregoing paragraph, in no event will the Conversion Rate exceed 47.1698 per $1,000 principal amount of Securities, subject to adjustment in the manner set forth in clauses (1) through (6) of Section 5.06(a) hereof.

(m)  In the event that the Company elects to redeem the Securities upon a Specified Accounting Change in accordance with Article 4, the Company shall pay, to the extent set forth in this Section 5.01(m), the Make Whole Premium to a Holder who converts its Securities between the date of the Specified Accounting Change Notice and the day prior to the Specified Accounting Change Redemption Date in connection with any such redemption by the Company by increasing the Conversion Rate applicable to such Securities. Any increase in the applicable Conversion Rate shall be determined by reference to the table set forth in Section 5.01(l) and shall be equal to the sum of (a) the number of shares indicated in the table in Section 5.01(l), where the applicable effective date is the proposed Specified Accounting Change Redemption Date and the applicable Stock Price is the average of the Closing Prices of the Common Stock for each of the 10 Trading Days ending on the third Trading Day prior to the Specified Accounting Change Redemption Date (the “Average Price”), and (b) an additional number of shares of Common Stock equal to $20 per $1,000 principal of Securities divided by the Average Price.

Notwithstanding the foregoing paragraph, in no event will the Conversion Rate exceed 47.1698 per $1,000 principal amount of Securities, subject to adjustment in the manner set forth in clauses (1) through (6) of Section 5.06(a) hereof.

To the extent the Average Price is not one of the stock prices and/or the Specified Accounting Change Redemption Date is not one of the effective dates set forth on the table in Section 5.01(l) hereof, relevant adjustments shall be made in the same manner as described in the paragraphs beneath the table in Section 5.01(l).

(n)  Except as set forth in Section 5.02(c), by delivering the amount of cash and/or the number of shares of Common Stock issuable on conversion to the Trustee, the Company will be deemed to have satisfied its obligation to pay the principal amount of the Securities so converted and its obligation to pay accrued and unpaid interest, and Additional Interest if any, attributable to the period from the most recent Interest Payment Date through the Conversion Date (which amount will be deemed paid in full rather than cancelled, extinguished or forfeited).

(o)  Notwithstanding anything else contained herein, the Securities shall not become subject to conversion by reason of a merger, consolidation, or other transaction effected with the Company’s direct or indirect Subsidiaries for the sole purpose of changing the Company’s state of incorporation to any other state within the United States or the District of Columbia.

Section 5.02.  Conversion Procedures.

(a)  To convert a Security, the Holder must (1) complete and manually sign the Conversion Notice on the reverse of the Security and deliver such notice to the Conversion Agent, (2) surrender the Security to the Conversion Agent, (3) furnish appropriate endorsements and transfer documents if required by the Conversion Agent, and (4) pay all transfer or similar taxes, if required pursuant to Section 5.04. The date on which the Holder satisfies all of those requirements is the “Conversion Date.” Upon the conversion of a Security, the Company shall settle its conversion obligation in the manner set forth in Section 5.13.

(b)  The person in whose name the shares of Common Stock, if any, that are issued upon conversion shall be deemed to be a holder of record of such shares of Common Stock on the date on which such shares, if any, are delivered to the Holder in accordance with the provisions of Section 5.13. Except as set forth in this Indenture, no payment or adjustment will be made for dividends or distributions declared or made on shares of Common Stock issued upon conversion of a Security prior to the issuance of such shares.

(c)  Holders of Securities surrendered for conversion (in whole or in part) during the period from the close of business on any Regular Record Date to the opening of business on the next succeeding Interest Payment Date will receive the semi-annual interest payable on such Securities on the corresponding Interest Payment Date notwithstanding the conversion, and such Securities upon surrender must be accompanied by funds equal to the amount of such payment, unless (i) such Securities have been surrendered following the Regular Record Date and on or prior to the Final Maturity Date, (ii) the Company has specified a Fundamental Change Effective Date which occurs after the Regular Record Date and on or prior to the related Interest Payment Date in which case no such payment shall be required, or (iii) the Company has specified a redemption date in which case no such payment shall be required. In addition, no such payment will be required to the extent of any overdue interest, if any overdue interest exists as of the time of conversion. Except as otherwise provided in this Section 5.02(c), no payment or adjustment will be made for accrued interest on a converted Security. Accrued interest shall be deemed paid by the shares of Common Stock into which the Security is convertible (or any cash in lieu thereof), together with any cash payment of such Holder’s fractional shares, will thus be deemed to satisfy the Company's obligation to pay the principal amount of a Security and to satisfy the Company’s obligation to pay accrued and unpaid interest on such a Security.

(d)  Subject to Section 5.02(c), nothing in this Section shall affect the right of a Holder in whose name any Security is registered at the close of business on a Regular Record Date to receive the interest payable on such Security on the related Interest Payment Date in accordance with the terms of this Indenture, the Securities and the Registration Rights Agreement. If a Holder converts more than one Security at the same time, the amount of cash to be paid and the number of shares of Common Stock issuable upon the conversion, if any (and the amount of any cash in lieu of fractional shares pursuant to Section 4.03), shall be based on the aggregate principal amount of all Securities so converted.

Upon surrender by a Holder of its Securities for conversion, the Conversion Agent may first offer the Securities to a financial institution chosen by the Company (the “Designated Financial Institution”) for exchange in lieu of conversion. The Designated Financial Institution shall have the option, but not the obligation (unless separately agreed to by such Designated Financial Institution and the Company at such time), to agree to exchange the Securities for the consideration that the holder of those Securities would have been entitled to receive upon conversion. The Company may, but will not be obligated to, enter into a separate agreement with the Designated Financial Institution which would compensate it for any such transaction. As soon as practicable following the Conversion Date, the Designated Financial Institution or the Company, as the case may be, will deliver through the Conversion Agent such consideration that that the Holder of the Securities would have been entitled to receive upon conversion of the Securities. Delivery to the Holder of such full consideration shall be deemed to satisfy the Company’s obligation to pay the principal amount of the Security at maturity whether made by the Company or by the Designated Financial Institution. If the Designated Financial Institution agrees to accept any Notes but does not timely deliver the related consideration determined in accordance with this Indenture, or if such Designated Financial Institution does not accept the Notes as agreed, the Company will, not later than the third Business Day following the end of the Conversion Reference Period, deliver such consideration.

(e)  In the case of any Security which is converted in part only, upon such conversion the Company shall execute and the Trustee shall authenticate and deliver to the Holder thereof, without service charge, a new Security or Securities of authorized denominations in an aggregate principal amount equal to, and in exchange for, the unconverted portion of the principal amount of such Security. A Security may be converted in part, but only if the principal amount of such part is an integral multiple of $1,000 and the principal amount of such Security to remain outstanding after such conversion is equal to $1,000 or any integral multiple of $1,000 in excess thereof.

(f)  Upon the Company’s determination that a Holder is or will be entitled to convert its Securities pursuant to this Article 5, the Company will promptly after making such determination issue a press release and use reasonable efforts to post such information on the Company’s website or otherwise publicly disclose such information.

Section 5.03.  Fractional Shares.

The Company will not issue fractional shares of Common Stock upon conversion of Securities. If more than one Security shall be surrendered for conversion at one time by the same Holder, the number of full shares that shall be issuable upon conversion shall be computed on the basis of the aggregate principal amount of the Securities (or specified portions thereof to the extent permitted hereby) so surrendered. In lieu of any fractional shares, the Company will pay an amount in cash for the current market value of the fractional shares. The current market value of a fractional share shall be determined (calculated to the nearest 1/100th of a share) by multiplying the arithmetic average of the Volume Weighted Average Price of the Common Stock for each of the 30 consecutive Trading Days in the Conversion Reference Period by such fractional share and rounding the product to the nearest whole cent.

Section 5.04.  Taxes on Conversion. If a Holder converts a Security, the Company shall pay any transfer, stamp or similar taxes or duties related to the issue or delivery of shares of Common Stock, if any, upon such conversion. The Company shall also pay any such tax with respect to cash received in lieu of fractional shares. The Holder shall pay any such tax which is due because the Holder requests the shares to be issued in a name other than the Holder’s name. The Conversion Agent may refuse to deliver the certificate representing the Common Stock being issued in a name other than the Holder’s name until the Conversion Agent receives a sum sufficient to pay any tax which will be due because the shares are to be issued in a name other than the Holder’s name. Nothing herein shall preclude any tax withholding required by law or regulation.

Section 5.05.  Company to Provide Stock.

(a)  The Company shall, prior to issuance of any Securities hereunder, and from time to time as may be necessary, reserve, out of its authorized but unissued Common Stock, a sufficient number of shares of Common Stock to permit the conversion of all outstanding Securities into shares of Common Stock.

(b)  All shares of Common Stock delivered upon conversion of the Securities shall be duly authorized, validly issued, fully paid and nonassessable and shall be free from preemptive or similar rights of any securityholder of the Company and free of any lien or adverse claim as the result of any action by the Company.

(c)  The Company will endeavor promptly to comply with all federal and state securities laws regulating the offer and delivery of shares of Common Stock upon conversion of Securities.

Section 5.06.  Adjustment of Conversion Rate.

(a)  The Conversion Rate shall be adjusted from time to time by the Company as follows:

(1)  If the Company shall pay a dividend or make a distribution to all holders of outstanding Common Stock in shares of Common Stock (other than dividends or distributions of shares of Common Stock with respect to which adjustments are provided in Section 5.06(a)(2) below), the Conversion Rate in effect immediately prior to the ex-dividend date for the determination of stockholders entitled to receive such dividend or other distribution shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to such ex-dividend date by a fraction of which the numerator shall be the sum of the number of shares of Common Stock outstanding at the close of business on such ex-dividend date plus the total number of shares of Common Stock constituting such dividend or other distribution and of which the denominator shall be the number of shares of Common Stock outstanding at the close of business on such ex-dividend date. Such adjustment shall be made successively whenever any such dividend or distribution is made and shall become effective immediately after such ex-dividend date. For the purpose of this clause (1), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company (to the extent any shares may be held in the treasury of the Company). The Company will not pay any dividend or make any distribution on Common Stock held in the treasury of the Company (to the extent any shares may be held in the treasury of the Company). If any dividend or distribution of the type described in this clause is declared but not so paid or made, the Conversion Rate shall again be adjusted to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(2)  If the Company shall subdivide its outstanding Common Stock into a greater number of shares, or combine or reclassify its outstanding Common Stock into a smaller number of shares, or issue by reclassification of the shares of Common Stock any shares of Capital Stock of the Company, then, and in each such case the Conversion Rate in effect immediately prior to the day upon which such subdivision or combination becomes effective shall be, in the case of a subdivision of Common Stock, proportionately increased and, in the case of a combination of Common Stock, proportionately reduced. Such adjustment shall be made successively whenever any such subdivision or combination of the Common Stock occurs and shall become effective immediately after the date upon which such subdivision or combination becomes effective.

(3)  If the Company shall issue rights or warrants to all holders of its outstanding Common Stock entitling them for a period expiring within 45 days after such issuance to subscribe for or purchase shares of Common Stock (or securities convertible into Common Stock) at a price per share (or having a conversion price per share) less than the Current Market Price per share of Common Stock (as determined in accordance with clause (7) of this Section 5.06(a)) on the ex-dividend date for the determination of stockholders entitled to receive such rights or warrants, the Conversion Rate in effect immediately prior thereto shall be adjusted so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to such ex-dividend date by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on such ex-dividend date plus the number of additional shares of Common Stock that such rights or warrants entitle holders thereof to subscribe for or purchase (or into which such convertible securities are convertible) and of which the denominator shall be the number of shares of Common Stock outstanding at the close of business on such ex-dividend date plus the number of shares which the aggregate offering price of the total number of shares of Common Stock so offered for subscription or purchase (or the aggregate conversion price of the convertible securities so offered for subscription or purchase, which shall be determined by multiplying the number of shares of Common Stock issuable upon conversion of such convertible securities by the conversion price per share of Common Stock pursuant to the terms of such convertible securities) would purchase at the Current Market Price per share of Common Stock on such ex-dividend date. Such adjustment shall be made successively whenever any such rights or warrants are issued, and shall become effective immediately after such ex-dividend date. To the extent that shares of Common Stock (or securities convertible into Common Stock) are not delivered after the expiration of such rights or warrants, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of shares of Common Stock (or securities convertible into Common Stock) actually delivered. If such rights or warrants are not so issued, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if the ex-dividend date for the determination of stockholders entitled to receive such rights or warrants had not been fixed. In determining whether any rights or warrants entitle the stockholders to subscribe for or purchase shares of Common Stock at a price less than the Current Market Price per share of Common Stock and in determining the aggregate offering price of the total number of shares of Common Stock so offered, there shall be taken into account any consideration received by the Company for such rights or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors.

(4)  If the Company shall make a dividend or other distribution to all holders of its Common Stock of Capital Stock, other than Common Stock, or evidences of indebtedness or other assets of the Company (excluding (x) any issuance of rights or warrants to which the provisions of Section 5.06(a)(3) shall apply, (y) dividends or distributions in connection with a reclassification, consolidation, merger, combination, sale or conveyance resulting in a change in the conversion consideration, or pursuant to any stockholder rights plan or (z) any dividend or distribution paid exclusively in cash to which the provisions of Section 5.06(a)(7) shall apply) (the “Distributed Securities”), then in each such case (unless the Company distributes such Distributed Securities for distribution to the Holders of Securities on such dividend or distribution date as if each Holder had converted such Security into a number of shares of Common Stock equal to the then applicable Conversion Rate immediately prior to the ex-dividend date with respect to such distribution) the Conversion Rate in effect immediately prior to the ex-dividend date fixed for the determination of stockholders entitled to receive such dividend or distribution shall be adjusted so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to such ex-dividend date by a fraction of which the numerator shall be the Current Market Price per share of the Common Stock on such ex-dividend date and of which the denominator shall be Current Market Price per share on such ex-dividend date less the fair market value (as determined in good faith by the Board of Directors, whose determination shall be conclusive evidence of such fair market value and which shall be evidenced by an Officers’ Certificate delivered to the Trustee) on such ex-dividend date of the portion of the Distributed Securities so distributed applicable to one share of Common Stock (determined on the basis of the number of shares of Common Stock outstanding at the close of business on such ex-dividend date). Such adjustment shall be made successively whenever any such distribution is made and shall become effective immediately after the ex-dividend date for the determination of stockholders entitled to receive such distribution. In the event that such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

If the fair market value (as so determined) of the portion of the Distributed Securities so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price per share of the Common Stock on such ex-dividend date, in lieu of the foregoing adjustment, adequate provision shall be made so that each holder of a Security shall have the right to receive upon conversion the amount of Distributed Securities so distributed that such Holder would have received had such Holder converted each Security on such ex-dividend date into a number of shares of Common Stock equal to the Conversion Rate. If the Board of Directors determines the fair market value of any distribution for purposes of this Section 5.06(a)(4) by reference to the actual or when issued trading market for any securities, it must in doing so consider the prices in such market over the same period used in computing the Current Market Price of the Common Stock.

Notwithstanding the foregoing, if the securities distributed by the Company to all holders of its Common Stock consist of Capital Stock of, or similar equity interests in, a Subsidiary or other business unit of the Company (the “Spinoff Securities”), the Conversion Rate shall be adjusted so that the same shall be equal to the rate determined by multiplying the Conversion Rate in effect on the ex-dividend date fixed for the determination of stockholders entitled to receive such distribution by a fraction, the numerator of which shall be the sum of (A) the average Closing Price of one share of Common Stock over the ten consecutive Trading Day period (the “Spinoff Valuation Period”) commencing on and including the fifth Trading Day after the date on which ex-dividend trading commences for such distribution on the Nasdaq Global Market or such other U.S. national or regional exchange or market on which the Common Stock is then listed or quoted and (B) the average of the Closing Prices over the Spinoff Valuation Period of the Spinoff Securities multiplied by the number of Spinoff Securities distributed in respect of one share of Common Stock and the denominator of which shall be the average Closing Price of one share of Common Stock over the Spinoff Valuation Period, such adjustment to become effective immediately prior to the opening of business on the fifteenth Trading Day after the date on which ex-dividend trading commences; provided, however, that the Company may in lieu of the foregoing adjustment elect to make an equivalent distribution to the Holders of the Securities or make adequate provision so that each Holder of Securities shall have the right to receive upon conversion thereof the amount of such Spinoff Securities that such Holder of Securities would have received if such Securities had been converted on the ex-dividend date with respect to such distribution.

With respect to any rights or warrants (the “Rights”) that may be issued or distributed pursuant to any rights plans implemented by the Company after the date of this Indenture (a “Rights Plan”), the Holders of Securities will receive, with respect to any shares of Common Stock issued upon conversion, the Rights described therein (whether or not the Rights have separated from the Common Stock at the time of conversion), subject to the limitations set forth in and in accordance with any such Rights Plan; provided that if at the time of conversion the Rights have separated from the shares of Common Stock in accordance with the provisions of the Rights Plan so that Holders would not be entitled to receive any rights in respect of the shares of Common Stock, if any, issuable upon conversion of the Securities as a result of the timing of the Conversion Date, the Conversion Rate will be adjusted as if the Company distributed to all holders of Common Stock Distributed Securities constituting such rights as provided in the first paragraph of this clause (4) of this Section 5.06(a), subject to a corresponding readjustment to the Conversion Rate on an equitable basis in the event that such Rights are later redeemed, repurchased, invalidated or terminated. Other than as specified in this paragraph of this clause (4) of this Section 5.06(a), there will not be any adjustment to the Conversion Rate as the result of the issuance of any Rights, the distribution of separate certificates representing such Rights, the exercise or redemption of such Rights in accordance with any Rights Plan or the termination or invalidation of any Rights.

(5)  If the Company shall, by dividend or otherwise, at any time distribute (a “Triggering Distribution”) to all holders of its Common Stock a payment consisting exclusively of cash (excluding any dividend or distribution in connection with the liquidation, dissolution or winding up of the Company, whether voluntary or involuntary) the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying such Conversion Rate in effect immediately prior to the ex-dividend date for such Triggering Distribution (a “Determination Date”) by a fraction of which the numerator shall be such Current Market Price per share of the Common Stock on the Determination Date and the denominator of which shall be the Current Market Price per share of the Common Stock on the Determination Date less the amount of such cash dividend or distribution applicable to one share of Common Stock (determined on the basis of the number of shares of Common Stock outstanding at the close of business on the Determination Date), such increase to become effective immediately prior to the opening of business on the day following the ex-dividend date relating to such Triggering Distribution. If the amount of cash dividend or distribution applicable to one share of Common Stock is equal to or greater than the Current Market Price per share of the Common Stock on the Determination Date, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder of a Security shall have the right to receive upon conversion the amount of cash so distributed that such Holder would have received had such Holder converted each Security on such Determination Date into a number of shares of Common Stock equal to the Conversion Rate. In the event that such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such divided or distribution had not been declared.

(6)  If any tender offer made by the Company or any of its Subsidiaries for all or any portion of Common Stock shall expire, then, if the tender offer shall require the payment to stockholders of consideration per share of Common Stock having a fair market value (determined as provided below) that exceeds the Closing Price per share of Common Stock on the Trading Day next succeeding the last date (the “Expiration Date”) tenders could have been made pursuant to such tender offer (as it may be amended) (the last time at which such tenders could have been made on the Expiration Date is hereinafter sometimes called the “Expiration Time”), the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the close of business on the Expiration Date by a fraction of which the numerator shall be the sum of (A) the fair market value of the aggregate consideration (the fair market value as determined in good faith by the Board of Directors, whose determination shall be conclusive evidence of such fair market value and which shall be evidenced by an Officers’ Certificate delivered to the Trustee) payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender offer) of all shares validly tendered and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the “Purchased Shares”) and (B) the product of the number of shares of Common Stock outstanding (less any Purchased Shares and excluding any shares held in the treasury of the Company) at the Expiration Time and the Closing Price per share of Common Stock on the Trading Day next succeeding the Expiration Date and the denominator of which shall be the product of the number of shares of Common Stock outstanding (including Purchased Shares but excluding any shares held in the treasury of the Company) at the Expiration Time multiplied by the Closing Price per share of the Common Stock on the Trading Day next succeeding the Expiration Date, such increase to become effective immediately prior to the opening of business on the day following the Expiration Date. In the event that the Company is obligated to purchase shares pursuant to any such tender offer, but the Company is permanently prevented by applicable law from effecting any or all such purchases or any or all such purchases are rescinded, the Conversion Rate shall again be adjusted to be the Conversion Rate which would have been in effect based upon the number of shares actually purchased, if any. If the application of this clause (6) of Section 5.06(a) to any tender offer would result in a decrease in the Conversion Rate, no adjustment shall be made for such tender offer under this clause (6).

For purposes of this clause (6), the term “tender offer” shall mean and include both tender offers and exchange offers, all references to “purchases” of shares in tender offers (and all similar references) shall mean and include both the purchase of shares in tender offers and the acquisition of shares pursuant to exchange offers, and all references to “tendered shares” (and all similar references) shall mean and include shares tendered in both tender offers and exchange offers.

(7)  For purposes of any computation under this Section 5.06, “Current Market Price” shall mean the average of the daily Closing Prices per share of Common Stock for each of the ten consecutive Trading Days immediately prior to the date in question; provided, however, that if

(A)  the “ex” date (as hereinafter defined) for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Conversion Rate pursuant to Section 5.06(a) (1), (2), (3), (4), (5) or (6) occurs during such ten consecutive Trading Days, the Closing Price for each Trading Day prior to the “ex” date for such other event shall be adjusted by dividing such Closing Price by the same fraction by which the Conversion Rate is so required to be adjusted as a result of such other event;

(B)  the “ex” date for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Conversion Rate pursuant to Section 5.06(a) (1), (2), (3), (4), (5) or (6) occurs on or after the “ex” date for the issuance or distribution requiring such computation and prior to the day in question, the Closing Price for each Trading Day on and after the “ex” date for such other event shall be adjusted by dividing such Closing Price by the reciprocal of the fraction by which the Conversion Rate is so required to be adjusted as a result of such other event; and

(C)  the “ex” date for the issuance or distribution requiring such computation is prior to the day in question, after taking into account any adjustment required pursuant to the immediately preceding clause (A) or (B) of this Section 5.06(a)(7), the Closing Price for each Trading Day on or after such “ex” date shall be adjusted by adding thereto the amount of any cash and the fair market value (as determined in good faith by the Board of Directors in a manner consistent with any determination of such value for purposes of Section 5.06(a)(4) or (6), whose determination shall be conclusive and set forth in a board resolution of the Board of Directors) of the evidences of indebtedness, shares of capital stock or assets being distributed applicable to one share of Common Stock as of the close of business on the day before such “ex” date.

For purposes of any computation under Section 5.06(a)(6), if the “ex” date for any event (other than the tender offer that is the subject of the adjustment pursuant to Section 5.06(a)(6)) that requires an adjustment to the Conversion Rate pursuant to Section 5.06(a)(1), (2), (3), (4), or (5) occurs on the date of the Expiration Time for the tender or exchange offer requiring such computation or on the Trading Day next following the Expiration Time, the Closing Price for each Trading Day on and after the “ex” date for such other event shall be adjusted by dividing such Closing Price by the reciprocal of the fraction by which the Conversion Rate is so required to be adjusted as a result of such other event. For purposes of this Section 5.06(a)(7) the term “ex” date, when used:

(A)  with respect to any issuance or distribution, means the first date on which the Common Stock trades regular way on the relevant exchange or in the relevant market from which the Closing Price was obtained without the right to receive such issuance or distribution;

(B)  with respect to any subdivision or combination of shares of Common Stock, means the first date on which the Common Stock trades regular way on such exchange or in such market after the time at which such subdivision or combination becomes effective, and

(C)  with respect to any tender or exchange offer, means the first date on which the Common Stock trades regular way on such exchange or in such market after the Expiration Time of such offer.

Notwithstanding the foregoing, whenever successive adjustments to the Conversion Rate are called for pursuant to this Section 5.06, such adjustments shall be made to the Current Market Price as may be necessary or appropriate to effectuate the intent of this Section 5.06 and to avoid unjust or inequitable results as determined in good faith by the Board of Directors.

(8) Subject to applicable stock exchange rules and listing standards, the Company shall be permitted to increase the Conversion Rate by any amount for a period of at least 20 days if the Board of Directors determines that such increase would be in the Company’s best interest. Subject to applicable stock exchange rules and listing standards, the Company may also increase the Conversion Rate to avoid or diminish income tax to Holders of the Common Stock in connection with a dividend or distribution of Common Stock or similar event.

(b)  In any case in which this Section 5.06 shall require that an adjustment be made following a ex-dividend date, a Determination Date or Expiration Date, as the case may be, established for the purposes specified in this Section 5.06, the Company may elect to defer (but only until five Business Days following the filing by the Company with the Trustee of the certificate described in Section 5.08) issuing to the Holder of any Security converted after such ex-dividend date, Determination Date or Expiration Date the shares of Common Stock and other

Capital Stock of the Company issuable upon such conversion over and above the shares of Common Stock and other Capital Stock of the Company (or other cash, property or securities, as applicable) issuable upon such conversion only on the basis of the Conversion Rate prior to adjustment; and, in lieu of any cash, property or securities the issuance of which is so deferred, the Company shall issue or cause its transfer agents to issue due bills or other appropriate evidence prepared by the Company of the right to receive such cash, property or securities. If any distribution in respect of which an adjustment to the Conversion Rate is required to be made as of the ex-dividend date, Determination Date or Expiration Date therefore is not thereafter made or paid by the Company for any reason, the Conversion Rate shall be readjusted to the Conversion Rate which would then be in effect if such ex-dividend date had not been fixed or such ex-dividend date, Determination Date or Expiration Date had not occurred.

(c)  For purposes of this Section 5.06, “ex-dividend date” shall mean, with respect to the same such dividends, distributions or other transactions, the first date upon which a sale of the Common Stock does not automatically transfer the right to receive the relevant cash, security or other property from the seller of the Common Stock to its buyer.

(d)  If one or more event occurs requiring an adjustment be made to the Conversion Rate for a particular period, adjustments to the Conversion Rate shall be determined by the Company’s Board of Directors to reflect the combined impact of such Conversion Rate adjustment events, as set out in this Section 5.06, during such period.

(e)  Except as provided in this Section 5.06, the Conversion Rate shall not be adjusted for the issuance of Common Stock or any securities convertible into or exchangeable for Common Stock or carrying the right to purchase Common Stock or any such security.

(f)  Notwithstanding the provisions set forth in Section 5.06(a), in no event shall the Conversion Rate exceed 47.1698 per $1,000 principal amount of Securities, subject to adjustment in the manner set forth in clauses (1) through (6) of Section 5.06(a).

Section 5.07.  No Adjustment. No adjustment in the Conversion Rate shall be required if Holders may participate in the transactions set forth in Section 5.06 above (to the same extent as if the Securities had been converted into Common Stock immediately prior to such transactions) without converting the Securities held by such Holders.

(a)  No adjustment in the Conversion Rate shall be required unless such adjustment would require an increase or decrease of at least 1% in the Conversion Rate as last adjusted; provided, however, that any adjustments which would be required to be made but for this Section 5.07(a) shall be carried forward regardless of whether the aggregate adjustment is less than 1% within one year of the first such adjustment carried forward, upon any conversion of the Securities, upon a Fundamental Change or five Business Days prior to the Final Maturity Date. Notwithstanding the foregoing, all adjustments not previously made shall have effect with respect to any conversion on or after June 1, 2012. All calculations under this Article 5 shall be made to the nearest cent or to the nearest one-ten thousandth of a share, as the case may be, with one half cent and 0.00005 of a share, respectively, being rounded upward.

(b)  No adjustment in the Conversion Rate shall be required for (1) issuances of Common Stock pursuant to any present or future plan of the Company providing for the reinvestment of dividends or interest and the investment of additional optional amounts of Common Stock under any plan, (2) issuances of Common Stock or options or rights to purchase Common Stock pursuant to any present or future employee, director or consultant benefit plan or program of, or assumed by, the Company or any of its subsidiaries, (3) issuances of Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in clause (2) above and outstanding as of the Issue Date or (4) for accrued and unpaid interest and Additional Interest owed, if any.

(c)  To the extent that the Securities become convertible into the right to receive cash in accordance with the provision of Section 5.10, no adjustment need be made thereafter as to the cash.

Section 5.08.  Notice of Adjustment.

Whenever the Conversion Rate or conversion privilege is required to be adjusted pursuant to this Indenture, the Company shall promptly mail to Holders a notice of the adjustment and file with the Trustee an Officers’ Certificate briefly stating the facts requiring the adjustment and the manner of computing it. Failure to mail such notice or any defect therein shall not affect the validity of any such adjustment. Unless and until the Trustee shall receive an Officers’ Certificate setting forth an adjustment of the Conversion Rate, the Trustee may assume without inquiry that the Conversion Rate has not been adjusted and that the last Conversion Rate of which it has knowledge remains in effect.

Section 5.09.  Notice of Certain Transactions.

In the event that there is a dissolution or liquidation of the Company, the Company shall mail to Holders and file with the Trustee a notice stating the proposed effective date. The Company shall mail such notice at least 10 days before such proposed effective date. Failure to mail such notice or any defect therein shall not affect the validity of any transaction referred to in this Section 5.09.

Section 5.10.  Effect of Recapitalization, Reclassification, Consolidation, Merger or Sale.

If any of following events occur (each, a “Business Combination”):

(1)  any recapitalization, reclassification or change of the Common Stock, other than changes resulting from a subdivision or a combination,

(2)  a consolidation, merger or combination involving the Company,

(3)  a sale, conveyance or lease to another corporation of all or substantially all of the property and assets of the Company, other than to one or more of the Company’s subsidiaries, or

(4)  any statutory share exchange,

in each case as a result of which holders of Common Stock are entitled to receive stock, other securities, other property or assets (including cash or any combination thereof) with respect to or in exchange for Common Stock, the Company or the successor or purchasing corporation, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the TIA as in force at the date of execution of such supplemental indenture if such supplemental indenture is then required to so comply) providing that the settlement of the Conversion Value will be based on the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) which Holders of Common Stock receive in such Business Combination in respect of each share of Common Stock. In the event holders of Common Stock have the opportunity to elect the form of consideration to be received in such Business Combination, the Company shall make adequate provision whereby the Securities shall be convertible from and after the effective date of such Business Combination into the form of consideration elected by a majority of the Company’s stockholders in such Business Combination. Appropriate provisions will be made, as determined in good faith by the Company’s Board of Directors, to preserve the settlement provisions in Section 5.13 following such Business Combination to the extent feasible. The Company may not become a party to any such transaction unless its terms are consistent with this Section 5.10. Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 5. If, in the case of any such Business Combination, the stock or other securities and assets receivable thereupon by a holder of shares of Common Stock includes shares of stock or other securities and assets of a corporation other than the successor or purchasing corporation, as the case may be, in such Business Combination, then such supplemental indenture shall also be executed by such other corporation and shall contain a full and unconditional guarantee by such other corporation of all the Company’s obligations under the Indenture and the Securities and such additional provisions to protect the interests of the Holders of the Securities as the Board of Directors shall reasonably consider necessary by reason of the foregoing, including to the extent practicable the provisions providing for the repurchase rights set forth in Article 3 hereof. Notwithstanding anything contained in this Section, and for the avoidance of doubt, this Section shall not affect the right of a Holder to convert its Securities into shares of Common Stock prior to the effective date of the Business Combination.

Section 5.11.  Trustee’s Disclaimer.

The Trustee shall have no duty to determine when an adjustment under this Article 5 should be made, how it should be made or what such adjustment should be, but may accept as conclusive evidence of that fact or the correctness of any such adjustment, and shall be protected in relying upon, an Officers’ Certificate, including the Officers’ Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 5.08. The Trustee makes no representation as to the validity or value of any securities or assets issued upon conversion of Securities.

Section 5.12.  [Intentionally Omitted]

Section 5.13.  Settlement of Conversion Obligation.

(a)  Holders surrendering Securities for conversion shall receive for each $1,000 principal amount of Securities surrendered for conversion:

(A)  cash in an amount equal to the lesser of (1) $1,000 and (2) the Conversion Value; and

(B)  if the Conversion Value is greater than $1,000, a number of shares of Common Stock (the “Remaining Shares”) equal to the sum of the Daily Share Amounts for each of the 30 consecutive Trading Days in the Conversion Reference Period, appropriately adjusted to reflect stock splits, stock dividends, combinations or similar events occurring during the Conversion Reference Period, subject to the Company’s right to deliver cash in lieu of all or a portion of such Remaining Shares as set forth in Section 5.13(b);

provided that in no event shall the aggregate number of Remaining Shares, per $1,000 principal amount of Securities, exceed the Aggregate Share Cap. Holders may receive such consideration from the Company or from a Designated Financial Institution in accordance with Section 5.02(d).

(b)  On any day prior to the first Trading Day of the applicable Conversion Reference Period, the Company may specify a percentage of the Daily Share Amount that will be settled in cash (the “Cash Percentage”). If the Company elects to specify a Cash Percentage, the amount of cash that the Company will deliver in respect of the daily share amount of each Trading Day in the applicable Conversion Reference Period will equal the product of: (1) the Cash Percentage, (2) the Daily Share Amount for such Trading Day and (3) the Volume Weighted Average Price of the Common Stock for such Trading Day. The number of shares that the Company shall deliver in respect of each Trading Day in the applicable Conversion Reference Period will be a percentage of the Daily Share Amount equal to 100% minus the Cash Percentage. Upon making a determination that a percentage of the Daily Share Amount will be settled in cash, the Company shall promptly issue a press release and disclose such information on its website prior to the first Trading Day of the applicable Conversion Reference Period. If the Company does not specify a Cash Percentage by the start of the applicable Conversion Reference Period, the Company shall be required to settle 100% of the Daily Share Amount for each Trading Day in the applicable Conversion Reference Period with shares of Common Stock; provided, however, that the Company shall pay cash in lieu of fractional shares otherwise issuable upon conversion of Securities.

(c)  The Company shall determine the Conversion Value, Daily Share Amount and the number of shares of Common Stock, if any, to be issued upon conversion at the end of the applicable Conversion Reference Period. Upon conversion of a Security, the Company shall pay the cash and deliver the shares of Common Stock, as applicable, as promptly as practicable after the last Trading Day of the Conversion Reference Period but in any event not later than the third Trading Day following the last Trading Day of the Conversion Reference Period.

For the purposes of Sections 5.13(a) and (b), in the event that any of Conversion Value, Daily Share Amounts or Volume Weighted Average Price cannot be determined for all portions of the Conversion Reference Period, the Company’s Board of Directors shall in good faith determine the values necessary to calculate the Conversion Value, Daily Share Amounts and Volume Weighted Average Price, as applicable.

Notwithstanding the foregoing, in the event of a Fundamental Change in which the consideration is comprised entirely of cash, the Conversion Value will be calculated based solely on the on the amount of cash which holders of Common Stock are entitled to receive in respect of each share of Common Stock upon such Fundamental Change, including a Make Whole Premium, if any. In such event, the Company shall pay Holders in cash, as promptly as practicable but, in any event, not later than the later of third Trading Day following the surrender of the Securities for conversion and the Fundamental Change Effectiveness Date.

ARTICLE 6
SUBORDINATION

Section 6.01.  Agreement of Subordination

(a)  The Company covenants and agrees, and each Holder of Securities issued hereunder by its acceptance thereof likewise covenants and agrees, that all Securities shall be issued subject to the provisions of this Article 6; and each Person holding any Security, whether upon original issue or upon transfer, assignment or exchange thereof, accepts and agrees to be bound by such provisions.

(b)  The payment of the principal of, premium, if any, and interest on, all Securities (including, but not limited to, the Fundamental Change Purchase Price with respect to the Securities subject to purchase in accordance with Article 3, the Specified Redemption Accounting Change Redemption Price with respect to the Securities subject to purchase in accordance with Article 4 and any other payment in connection with the conversion of the Securities) issued hereunder shall, to the extent and in the manner hereinafter set forth, be subordinated and subject in right of payment to the prior payment in full to the holders of all Secured Senior Indebtedness, whether outstanding at the date of this Indenture or thereafter incurred. The payment of the principal of, premium, if any, and any interest amount on the Securities will rank equally in right of payment with any future Unsecured Senior Indebtedness.

No provision of this Article 6 shall prevent the occurrence of any default or Event of Default hereunder.

Section 6.02.  Payments to Holders. The Company shall not make any payment with respect to the principal of, or premium, if any, or interest on the Securities (including, but not limited to, the Fundamental Change Purchase Price with respect to the Securities subject to purchase in accordance with Article 3, the Specified Redemption Accounting Change Redemption Price with respect to the Securities subject to purchase in accordance with Article 4 and any other payment in connection with the conversion of the Securities), except payments and distributions made by the Trustee and the Paying Agent as permitted by the first or second paragraph of Section 6.05, and shall not purchase or otherwise acquire for value any Securities if:

(a)  a default in the payment of principal, premium, interest, rent or other obligations due on any Secured Senior Indebtedness occurs and is continuing (or, in the case of Secured Senior Indebtedness for which there is a period of grace, in the event of such a default that continues beyond the period of grace, if any, specified in the instrument or lease evidencing such Secured Senior Indebtedness), unless and until such default shall have been cured or waived or shall have ceased to exist and notice thereof has been given to the Trustee and the Agents; or

(b)  a default, other than a payment default, on Designated Secured Senior Indebtedness occurs and is continuing that then permits holders of such Designated Secured Senior Indebtedness to accelerate its maturity and the Trustee and the Agents receive a notice of the default (a “Payment Blockage Notice”) from the Company.

The Company may and shall resume payments on and distributions in respect of the Securities upon:

(1)  in the case of a payment default of Secured Senior Indebtedness, upon the date on which such default is cured or waived or otherwise ceases to exist; and

(2)  in the case of a non-payment default on Designated Senior Secured Indebtedness referred to in clause (b) above, the earlier of (i) 179 days after the date on which a Payment Blockage Notice is received by the Trustee and the Agents, and (ii) the date on which the non-payment default is cured or waived or otherwise ceases to exist, unless this Article 6 otherwise prohibits the payment or distribution at the time of such payment or distribution.

No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee and the Agents (unless such default was waived, cured or otherwise ceased to exist and thereafter subsequently reoccurred) shall be, or be made, the basis for a subsequent Payment Blockage Notice.

Upon any payment by the Company, or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to creditors upon any dissolution or winding-up or liquidation or reorganization of the Company (whether voluntary or involuntary) or in bankruptcy, insolvency, receivership or similar proceedings, all amounts due or to become due upon all Secured Senior Indebtedness shall first be paid in full in cash, or other payment satisfactory to the holders of Secured Senior Indebtedness (except payments made pursuant to Article 11 from monies deposited with the Paying Agent pursuant thereto prior to commencement of proceedings for such dissolution, winding-up, liquidation or reorganization); and upon any such dissolution or winding-up or liquidation or reorganization of the Company or bankruptcy, insolvency, receivership or other similar proceeding, any payment by the Company, or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the Holders of the Securities, the Trustee or any Agents would be entitled, except for the provision of this Article 6, shall (except as aforesaid) be paid by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, or by the Holders of the Securities or by the Trustee or any Agents under this Indenture if received by them or it, directly to the holders of Secured Senior Indebtedness (pro rata to such holders on the basis of the respective amounts of Secured Senior Indebtedness held by such holders, or as otherwise required by law or a court order) or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any Secured Senior Indebtedness may have been issued, as their respective interests may appear, to the extent necessary to pay all Secured Senior Indebtedness in full in cash, or other payment satisfactory to the holders of Secured Senior Indebtedness, after giving effect to any concurrent payment or distribution to or for the holders of Secured Senior Indebtedness, before any payment or distribution is made to the Holders of the Securities or to the Trustee or any Agent.

In the event of the acceleration of the Securities because of an Event of Default, no payment or distribution shall be made to the Trustee, any Agent or any Holder of Securities in respect of the principal of, premium, if any, or interest on the Securities (including, but not limited to, the Fundamental Change Purchase Price with respect to the Securities subject to purchase in accordance with Article 3 as provided in this Indenture), except payments and distributions made by the Trustee and the Paying Agent as permitted by the first or second paragraph of Section 6.05, until all Secured Senior Indebtedness has been paid in full in cash or other payment satisfactory to the holders of Secured Senior Indebtedness or such acceleration is rescinded in accordance with the terms of this Indenture. If payment of the Securities is accelerated because of an Event of Default, the Company shall promptly notify holders of Secured Senior Indebtedness of such acceleration.

In the event that, notwithstanding the foregoing provisions, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (including, without limitation, by way of setoff or otherwise), prohibited by the foregoing, shall be received by the Trustee, any Agent or the Holders of the Securities before all Secured Senior Indebtedness is paid in full, in cash or other payment satisfactory to the holders of Secured Senior Indebtedness, or provision is made for such payment thereof in accordance with its terms in cash or other payment satisfactory to the holders of Secured Senior Indebtedness, such payment or distribution shall be held in trust for the benefit of and shall be paid over or delivered to the holders of Secured Senior Indebtedness or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any Secured Senior Indebtedness may have been issued, as their respective interests may appear, as calculated by the Company, for application to the payment of all Secured Senior Indebtedness remaining unpaid to the extent necessary to pay all Secured Senior Indebtedness in full, in cash or other payment satisfactory to the holders of Secured Senior Indebtedness, after giving effect to any concurrent payment or distribution to or for the holders of such Secured Senior Indebtedness.

Nothing in this Section 6.02 shall apply to claims of, or payments to, the Trustee or any Agent under or pursuant to Section 10.07. This Section 6.02 shall be subject to the further provisions of Section 6.05.

For purposes of this Article 6, the words, “cash, property or securities” shall not be deemed to include shares or stock of the Company as reorganized or readjusted, or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment, the payment of which is subordinated at least to the extent provided in this Article 6 with respect to the Securities to the payment of all Secured Senior Indebtedness which may at the time be outstanding; provided that (i) the Secured Senior Indebtedness is assumed by the new corporation, if any, resulting from any reorganization or readjustment, and (ii) the rights of the holders of Secured Senior Indebtedness (other than leases which are not assumed by the Company or the new corporation, as the case may be) are not, without the consent of such Holders, altered by such reorganization or readjustment. The consolidation of the Company with, or the merger of the Company into, another corporation or the liquidation or dissolution of the Company following the conveyance or transfer of its property as an entirety, or substantially as an entirety, to another corporation upon the terms and conditions provided for in Article 8 shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section 6.02 if such other corporation shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions stated in Article 8.

Section 6.03.  Subrogation of Securities

(a)  Subject to the payment in full, in cash or other payment satisfactory to the holders of Secured Senior Indebtedness, of all Secured Senior Indebtedness, the rights of the Holders of the Securities shall be subrogated to the extent of the payments or distributions made to the holders of such Secured Senior Indebtedness pursuant to the provisions of this Article 6 (equally and ratably with the holders of all indebtedness of the Company which by its express terms is subordinated to other indebtedness of the Company to substantially the same extent as the Securities are subordinated and is entitled to like rights of subrogation) to the rights of the holders of Secured Senior Indebtedness to receive payments or distributions of cash, property or securities of the Company applicable to the Secured Senior Indebtedness until the principal, premium, if any, and interest on the Securities shall be paid in full in cash or other payment satisfactory to the holders of Secured Senior Indebtedness. For the purposes of such subrogation, no payments or distributions to the holders of the Secured Senior Indebtedness of any cash, property or securities to which the Holders of the Securities, the Trustee or any Agent would be entitled except for the provisions of this Article 6, and no payment pursuant to the provisions of this Article 6, to or for the benefit of the holders of Secured Senior Indebtedness by Holders of the Securities or the Trustee, shall, as between the Company, its creditors other than holders of Secured Senior Indebtedness, and the Holders of the Securities, be deemed to be a payment by the Company to or on account of the Secured Senior Indebtedness. No payments or distributions of cash, property or securities to or for the benefit of the Holders of the Securities, pursuant to the subrogation provisions of this Article 6, which would otherwise have been paid to the holders of Secured Senior Indebtedness shall be deemed to be a payment by the Company to or for the account of the Securities. It is understood that the provisions of this Article 6 are and are intended solely for the purposes of defining the relative rights of the Holders of the Securities, on the one hand, and the holders of the Secured Senior Indebtedness, on the other hand.

(b)  Nothing contained in this Article 6 or elsewhere in this Indenture or in the Securities is intended to or shall impair, as among the Company, its creditors other than the holders of Secured Senior Indebtedness, and the Holders of the Securities, the obligation of the Company, which is absolute and unconditional, to pay to the Holders of the Securities the principal of, and premium, if any, and interest on the Securities as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders of the Securities and creditors of the Company other than the holders of the Secured Senior Indebtedness, nor shall anything herein or therein prevent the Trustee, any Agent or the Holder of any Security from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article 6 of the holders of Secured Senior Indebtedness in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

(c)  Upon any payment or distribution of assets of the Company referred to in this Article 6, the Trustee and the Agents, subject to the provisions of Section 10.01, and the Holders of the Securities shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such bankruptcy, dissolution, winding-up, liquidation or reorganization proceedings are pending, or a certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, delivered to the Trustee, any Agent or to the Holders of the Securities, for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Secured Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon and all other facts pertinent thereto or to this Article 6.

Section 6.04.  Authorization to Effect Subordination. Each Holder of a Security by the Holder’s acceptance thereof authorizes and directs the Trustee or any Agent on the Holder’s behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Article 6 and appoints the Trustee to act as the Holder’s attorney-in-fact for any and all such purposes. If the Trustee does not file a proper proof of claim or proof of debt in the form required in any proceeding referred to in Section 6.03 hereof at least 30 days before the expiration of the time to file such claim, the holders of any Secured Senior Indebtedness or their representatives are hereby authorized to file an appropriate claim for and on behalf of the Holders of the Securities.

Section 6.05.  Notice to Trustee.

(a)  The Company shall give prompt written notice in the form of an Officers’ Certificate to a Responsible Officer of the Trustee and to any Paying Agent of (a) all Secured Senior Indebtedness incurred by the Company, including the names of representatives of such holders (if actually known by the Company) of Secured Senior Indebtedness and (b) any fact known to the Company which would prohibit the making of any payment of monies to or by the Trustee or any Paying Agent in respect of the Securities pursuant to the provisions of this Article 6. Notwithstanding the provisions of this Article 6 or any other provision of this Indenture, the Trustee and the Agents shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment of monies to or by the Trustee and the Agents in respect of the Securities pursuant to the provisions of this Article 6, unless and until a Responsible Officer of the Trustee and the Agents shall have received written notice thereof at the Corporate Trust Office or at the address for notice set forth in Section 13.02 hereof, respectively, from the Company (in the form of an Officers’ Certificate); and before the receipt of any such written notice, the Trustee and the Agents, subject to the provisions of Section 10.01, shall be entitled in all respects to assume that no such facts exist; provided that if on a date not fewer than one Business Day prior to the date upon which by the terms hereof any such monies may become payable for any purpose (including, without limitation, the payment of the principal of, or premium, if any, or interest on any Security) the Trustee and the Agents shall not have received, with respect to such monies, the notice provided for in this Section 6.05, then, anything herein contained to the contrary notwithstanding, the Trustee and the Agents shall have full power and authority to receive such monies and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it on or after such prior date. Notwithstanding anything in this Article 6 to the contrary, nothing shall prevent any payment by the Trustee and the Agents to the Holders of monies deposited with it pursuant to Article 11, and any such payment shall not be subject to the provisions of Article 6.

(b)  In the event that the Trustee or any Agent determines in good faith that further evidence is required with respect to the right of any person as a holder of Secured Senior Indebtedness to participate in any payment or distribution pursuant to this Article 6, the Trustee or any Agent may request such Person to furnish evidence to the reasonable satisfaction of the Trustee or such Agent as to the amount of Secured Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article 6, and if such evidence is not furnished the Trustee or any Agent may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

Section 6.06.  Trustee’s Relation to Secured Senior Indebtedness.

(a)  The Trustee and the Agents, respectively, in their individual capacities shall be entitled to all the rights set forth in this Article 6 in respect of any Secured Senior Indebtedness at any time held by it, to the same extent as any other holder of Secured Senior Indebtedness, and nothing in Section 10.11 or elsewhere in this Indenture shall deprive the Trustee or any such Agents of any of its rights as such holder.

(b)  With respect to the holders of Secured Senior Indebtedness, the Trustee and the Agents undertake to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article 6, and no implied covenants or obligations with respect to the holders of Secured Senior Indebtedness shall be read into this Indenture against the Trustee or the Agents. Neither the Trustee nor any Agent shall be deemed to owe any fiduciary duty to the holders of Secured Senior Indebtedness and neither the Trustee nor any Agent shall be liable to any holder of Secured Senior Indebtedness if it shall pay over or deliver to Holders of Securities, the Company or any other person money or assets to which any holder of Secured Senior Indebtedness shall be entitled by virtue of this Article 6 or otherwise.

Section 6.07.  No Impairment of Subordination. No right of any present or future holder of any Secured Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof which any such holder may have or otherwise be charged with.

Section 6.08.  Certain Conversions Deemed Payment. For the purposes of this Article 6 only, (1) the issuance and delivery of junior securities upon conversion of Securities in accordance with Article 6 shall not be deemed to constitute a payment or distribution on account of the principal of (or premium, if any) or interest on Securities or on account of the purchase or other acquisition of Securities, and (2) the payment, issuance or delivery of cash (except in satisfaction of fractional shares pursuant to Section 5.03), property or securities (other than junior securities) upon conversion of a Security shall be deemed to constitute payment on account of the principal of such Security. For the purposes of this Section 6.08, the term “junior securities” means (a) shares of any class of the Company, or (b) securities of the Company which are subordinated in right of payment to all Secured Senior Indebtedness which may be outstanding at the time of issuance or delivery of such securities to substantially the same extent as, or to a greater extent than, the Securities are so subordinated as provided in this Article. Nothing contained in this Article 6 or elsewhere in this Indenture or in the Securities is intended to or shall impair, as among the Company, its creditors other than holders of Secured Senior Indebtedness and the Holders, the right, which is absolute and unconditional, of the Holder of any Security to convert such Security in accordance with Article 6.

Section 6.09.  Article Applicable to Paying Agents. If at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term “Trustee” as used in this Article shall (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article in addition to or in place of the Trustee; provided, however, that the first paragraph of Section 6.05 shall not apply to the Company or any Affiliate of the Company if it or such Affiliate acts as Paying Agent.

Section 6.10.  Senior Indebtedness Entitled to Rely. The holders of Secured Senior Indebtedness (including, without limitation, Designated Secured Senior Indebtedness) shall have the right to rely upon this Article 6, and no amendment or modification of the provisions contained herein shall diminish the rights of such holders unless such holders shall have agreed in writing thereto.

ARTICLE 7
COVENANTS

Section 7.01.  Payment of Securities.

(a)  The Company shall promptly make all payments in respect of the Securities on the dates and in the manner provided in the Securities and this Indenture. A payment of principal or interest or Additional Interest, if any, shall be considered paid on the date it is due if the Paying Agent (other than the Company) holds by 12:00 p.m. (noon), New York City time, on that date money, deposited by or on behalf of the Company sufficient to make the payment. Subject to Section 5.02, accrued and unpaid interest on any Security that is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security is registered at the close of business on the Regular Record Date for such interest at the office or agency of the Company maintained for such purpose. Principal, interest, Fundamental Change Purchase Price and Additional Interest, if any, in each case if payable, shall be considered paid on the applicable date due if on such date the Trustee or the Paying Agent holds, in accordance with this Indenture, money sufficient to pay all such amounts then due. The Company shall, to the fullest extent permitted by law, pay interest in immediately available funds on overdue principal amount and interest at the annual rate borne by the Securities compounded semiannually, which interest shall accrue from the date such overdue amount was originally due to the date payment of such amount, including interest thereon, has been made or duly provided for. All such interest shall be payable on demand.

(b)  Payment of the principal of and interest, if any, on the Securities shall be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York (which shall initially be at the address set forth in Section 2.03(c)) or at the Corporate Trust Office of the Trustee in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address appears in the Register; provided further that a Holder with an aggregate principal amount in excess of $2,000,000 will be paid by wire transfer in immediately available funds at the election of such Holder if such Holder has provided wire transfer instructions to the Trustee at least 10 Business Days prior to the payment date. Any wire transfer instructions received by the Trustee will remain in effect until revoked by the Holder.

Section 7.02.  SEC and Other Reports.

(a)  The Company shall file all reports and other information and documents which it is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, and within 15 days after it files them with the SEC, the Company shall file copies of all such reports, information and other documents with the Trustee; provided that any such reports, information and documents filed with the SEC pursuant to its Electronic Data Gathering, Analysis and Retrieval (or EDGAR) system shall be deemed to be filed with the Trustee. The Company also shall comply with the provisions of TIA Section 314(a).

(b)  Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

Section 7.03.  Compliance Certificates.

The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year of the Company (beginning with the fiscal year ending on or about December 31, 2007), an Officers’ Certificate as to the signer’s knowledge of the Company’s compliance with all terms, conditions and covenants on its part contained in this Indenture and stating whether or not the signer knows of any Default or Event of Default. If such signer knows of such a Default or Event of Default, the Officers’ Certificate shall describe the Default or Event of Default and the efforts to remedy the same. For the purposes of this Section 7.03, compliance shall be determined without regard to any grace period or requirement of notice provided pursuant to the terms of this Indenture.

Section 7.04.  Further Instruments and Acts.

Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

Section 7.05.  Maintenance of Corporate Existence.

Subject to Article 8, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence.

Section 7.06.  Rule 144A Information Requirement.

During the period prior to the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision), the Company covenants and agrees that it shall, during any period in which it is not subject to Section 13 or 15(d) under the Exchange Act, upon the request of any Holder or beneficial holder of the Securities, make available to such Holder or beneficial holder of Securities or any Common Stock issued upon conversion thereof which continue to be Restricted Securities in connection with any sale thereof and any prospective purchaser of Securities or such Common Stock designated by such Holder or beneficial holder, the information required pursuant to Rule 144A(d)(4) under the Securities Act and it will take such further action as any Holder or beneficial holder of such Securities or such Common Stock may reasonably request, all to the extent required from time to time to enable such Holder or beneficial holder to sell its Securities or Common Stock without registration under the Securities Act within the limitation of the exemption provided by Rule 144A, as such Rule may be amended from time to time. Whether a person is a beneficial holder shall be determined by the Company.

Section 7.07.  Stay, Extension and Usury Laws.

The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of or accrued but unpaid interest or Additional Interest, if any, on the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 7.08.  Payment of Additional Interest.

If Additional Interest is payable by the Company pursuant to the Registration Rights Agreement, the Company shall deliver to the Trustee an Officers’ Certificate to that effect stating (i) the amount of such Additional Interest that is payable, (ii) the reason why such Additional Interest is payable and (iii) the date on which such Additional Interest is payable. Unless and until a Responsible Officer of the Trustee receives such a certificate, the Trustee may assume without inquiry that no such Additional Interest is payable. If the Company has paid Additional Interest directly to the Persons entitled to such Additional Interest, the Company shall deliver to the Trustee a certificate setting forth the particulars of such payment.

Section 7.09.  Maintenance of Office or Agency.

The Company will maintain an office or agency of the Trustee, Registrar and Paying Agent where securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer, purchase or redemption and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Corporate Trust Office shall initially be one such office or agency for all of the aforesaid purposes. The Company shall give prompt written notice to the Trustee of the location, and of any change in the location, of any such office or agency (other than a change in the location of the office of the Trustee). If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 13.02.

The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency.

ARTICLE 8
CONSOLIDATION AND MERGER

Section 8.01.  Company May Consolidate, Etc., Only on Certain Terms.

The Company may not consolidate with or merge into any Person or convey, transfer or lease the property and assets, substantially as an entirety, of the Company to another Person, unless:

(1)  Either (A) the Company is the continuing entity or (B) the Person (if other than the Company) formed by such consolidation or into which the Company is merged, or the Person which acquires by conveyance, transfer or lease all or substantially all of the properties and assets of the Company, shall (i) be a corporation, limited liability company, partnership, trust or other business entity organized and existing under the laws of the United States of America or any State thereof or the District of Columbia and (ii) such Person (if other than the Company) expressly assumes, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the obligations of the Company under the Securities and this Indenture and the performance or observance of every covenant and provision of this Indenture and the Securities required on the part of the Company to be performed or observed (including, without limitation, the obligation to convert Securities in accordance with Article 5), by supplemental indenture satisfactory in form to the Trustee, executed and delivered to the Trustee, by the Person (if other than the Company) formed by such consolidation or into which the Company shall have been merged or by the Person which shall have acquired the Company’s assets;

(2)  after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; and

(3)  the Company shall have, at or prior to the effective date of such consolidation, merger or transfer, delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer complies with this Section 8.01 and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture complies with this Article, and that all conditions precedent herein provided for relating to such transaction have been complied with.

Section 8.02.  Successor Substituted.

Upon any consolidation of the Company with, or merger of the Company into, any other Person or any conveyance, transfer or lease substantially as an entirety, of the properties and assets of the Company and its Subsidiaries, taken as a whole, in accordance with Section 8.01, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein, and thereafter, except in the case of a lease, and except for obligations the predecessor Person may have under a supplemental indenture, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Securities.

ARTICLE 9
DEFAULT AND REMEDIES

Section 9.01.  Events of Default.

(a)  An “Event of Default” shall occur if:

(1)  the Company shall fail to pay when due the Principal or Fundamental Change Purchase Price of any Security, when the same becomes due and payable whether at the Final Maturity Date, upon repurchase, redemption, acceleration or otherwise, whether or not such payment is prohibited by the provisions of Article 6; or

(2)  the Company shall fail to pay an installment of cash interest or Additional Interest, if any, on any of the Securities, which failure continues for 30 days after the date when due, whether or not such payment is prohibited by the provisions of Article 6; or

(3)  the Company shall fail to deliver when due all cash and shares of Common Stock, if any, deliverable upon conversion of the Securities, which failure continues for 15 days; or

(4)  the Company shall fail to provide a Fundamental Change Company Notice when due;

(5)  the Company shall fail to perform or observe (or obtain a waiver with respect to) any other term, covenant or agreement contained in the Securities or this Indenture for a period of 60 days after receipt by the Company of a Notice of Default specifying such failure; or

(6)  the Company shall default in the payment of principal by the end of any applicable grace period or resulting in acceleration of other Indebtedness of the Company for borrowed money where the aggregate principal amount with respect to which the default or acceleration has occurred exceeds $25 million and such acceleration has not been rescinded or annulled or such Indebtedness repaid within a period of 30 days after receipt of a Notice of Default, provided that if any such default is cured, waived, rescinded or annulled, then the Event of Default by reason thereof would be deemed not to have occurred; or

(7)  the Company or any of its Subsidiaries shall fail to pay final judgment aggregating in excess of $25 million (excluding therefrom any amount covered by insurance as to which the insurer has acknowledged in writing its coverage obligation), which judgments are not paid, discharged or stayed for a period of 60 days; or

(8)  the Company, or any Significant Subsidiary of the Company, pursuant to or within the meaning of any Bankruptcy Law:

(A)  commences as a debtor a voluntary case or proceeding;

(B)  consents to the entry of an order for relief against it in an involuntary case or proceeding or the commencement of any case against it;

(C)  consents to the appointment of a Receiver of it or for all or substantially all of its property;

(D)  makes a general assignment for the benefit of its creditors;

(E)  files a petition in bankruptcy or answer or consent seeking reorganization or relief; or

(F)   consents to the filing of such a petition or the appointment of or taking possession by a Receiver; or

(9) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A)  grants relief against the Company or any Significant Subsidiary of the Company in an involuntary case or proceeding or adjudicates the Company or any Significant Subsidiary of the Company insolvent or bankrupt;

(B)  appoints a Receiver of the Company or any Significant Subsidiary of the Company or for all or substantially all of the property of the Company or any Significant Subsidiary of the Company; or

(C)  orders the winding up or liquidation of the Company or any Significant Subsidiary of the Company;

and in each case the order or decree remains unstayed and in effect for 60 consecutive days.

The term “Bankruptcy Law” means Title 11 of the United States Code (or any successor thereto) or any similar federal or state law for the relief of debtors. The term “Receiver” means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

(b)  Notwithstanding Section 9.01(a), no Event of Default under clauses (5) or (6) of Section 9.01(a) shall occur until the Trustee notifies the Company in writing, or the Holders of at least 25% in aggregate principal amount of the Securities then outstanding notify the Company and the Trustee in writing, of the Default (a “Notice of Default”), and the Company does not cure the Default within the time specified in clause (5) or (6) of Section 9.01(a), as applicable, after receipt of such notice. A notice given pursuant to this Section 9.01 shall be given by registered or certified mail, must specify the Default, demand that it be remedied and state that the notice is a Notice of Default. When any Default under this Section 9.01 is cured, it ceases.

(c)  The Company will deliver to the Trustee, within five Business Days after becoming aware of the occurrence of a Default or Event of Default, written notice thereof.

The Trustee shall not be charged with knowledge of any Event of Default unless written notice thereof shall have been given to a Responsible Officer with responsibility for this Indenture at the Corporate Trust Office of the Trustee by the Company, a Paying Agent, any Holder or any agent of any Holder or unless a Responsible Officer with responsibility for this Indenture acquires actual knowledge of such Event of Default in the course of performing other duties pursuant to this Indenture.

Section 9.02.  Acceleration.

(a)  If an Event of Default (other than an Event of Default specified in clause (8) or (9) of Section 9.01(a)) occurs and is continuing with respect to the Company, the Trustee may, by notice to the Company, or the Holders of at least 25% in aggregate principal amount of the Securities then outstanding may, by notice to the Company and the Trustee, declare the principal amount and accrued and unpaid interest, if any, and accrued and unpaid Additional Interest, if any, through the date of declaration on all the Securities to be immediately due and payable. Upon such a declaration, such principal amount and such accrued and unpaid interest, if any, and such accrued and unpaid Additional Interest, if any, shall be due and payable immediately. If an Event of Default specified in Section 9.01(a)(8) or (9) occurs in respect of the Company and is continuing, the principal amount and accrued but unpaid interest, if any, and accrued and unpaid Additional Interest, if any, on all the Securities shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders of Securities. The Holders of a majority in aggregate principal amount of the Securities then outstanding by notice to the Trustee may rescind an acceleration and its consequences if (a) all existing Events of Default, other than the nonpayment of the principal of the Securities which have become due solely by such declaration of acceleration, have been cured or waived; (b) to the extent the payment of such interest is lawful, interest (calculated at the rate per annum borne by the Securities) on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid; (c) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and (d) all payments due to the Trustee and any predecessor Trustee under Section 10.07 have been made. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

(b)  Notwithstanding Section 9.02(a), to the extent elected by the Company, the sole remedy for an Event of Default relating to the failure to comply with the provisions of Section 7.02 shall, for the first 60 days after the occurrence of such an Event of Default, consist exclusively of the right to receive special interest on the Securities at an annual rate equal to 0.25% of the principal amount of the Securities (the “Special Interest”). The Special Interest shall be paid in arrears on the first Interest Payment Date following the date on which the Special Interest began to accrue with respect to all Special Interest accrued on or before such Interest Payment Date, and, for any Special Interest accrued on or after such Payment Date, on the next Interest Payment Date thereafter. The Special Interest shall accrue on all outstanding Securities from and including the date on which an Event of Default relating to failure to comply with Section 7.02 first occurs to, but not including, the 60th day thereafter (or such earlier date on which the Event of Default is cured or waived). On such 60th day (or earlier, if the event of default is cured or waived prior to such 60th day), such Special Interest will cease to accrued and, if the Event of Default relating to the failure to comply with Section 7.02 has not been cured or waived prior to such 60th day, the Securities will be subject to acceleration in accordance with Section 9.02(a). This Section 9.02(b) shall not affect the rights of Holders in the event of the occurrence of any other Event of Default. In the event the Company does not elect to pay Special Interest, the Securities will be subject to acceleration in accordance with Section 9.02(a).

Section 9.03.  Other Remedies.

(a)  Subject to Section 10.01(a), if an Event of Default occurs and is continuing, the Trustee may, but shall not be obligated to, pursue any available remedy by proceeding at law or in equity to collect payment of the principal amount and accrued and unpaid interest, if any, and accrued and unpaid Additional Interest, if any, on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

(b)  The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by applicable law.

Section 9.04.  Waiver of Defaults and Events of Default.

Subject to Sections 9.07 and 12.02, the Holders of a majority in aggregate principal amount of the Securities then outstanding by notice to the Trustee may waive an existing Default or Event of Default and its consequences, except an uncured Default or Event of Default in the payment of the principal of, premium, if any, or any accrued but unpaid interest on any Security, an uncured failure by the Company to convert any Securities into Common Stock and cash, as applicable, or any Default or Event of Default in respect of any provision of this Indenture or the Securities which, under Section 12.02, cannot be modified or amended without the consent of the Holder of each Security affected. When a Default or Event of Default is waived, it is cured and ceases to exist.

Section 9.05.  Control by Majority.

The Holders of a majority in aggregate principal amount of the Securities then outstanding may direct the time method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of another Holder or the Trustee, or that may involve the Trustee in personal liability unless the Trustee is offered security or indemnity satisfactory to it; provided, however, that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

Section 9.06.  Limitations on Suits.

(a)  A Holder may not pursue any remedy with respect to this Indenture or the Securities (except actions for payment of overdue principal, premium, if any, or interest or for the conversion of the Securities pursuant to Article 5) unless:

(1)  the Holder gives to the Trustee written notice of a continuing Event of Default;

(2)  the Holders of at least 25% in aggregate principal amount of the then outstanding Securities make a written request to the Trustee to pursue the remedy;

(3)  such Holder or Holders offer to the Trustee reasonable security or indemnity to the Trustee against any loss, liability or expense;

(4)  the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and

(5)  no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in aggregate principal amount of the Securities then outstanding.

(b)  No Holder of a Security shall have any right under any provision of this Indenture or the Securities to affect, disturb, or prejudice the rights of another Holder of a Security or to obtain a preference or priority over another Holder of a Security.

Section 9.07.  Rights of Holders to Receive Payment and to Convert.

Notwithstanding any other provision of this Indenture, the right of any Holder of a Security to receive payment of the principal amount, interest, Fundamental Change Purchase Price, if any, or Additional Interest, if any, in respect of the Securities held by such Holder, on or after the respective due dates expressed in the Securities and this Indenture (whether upon repurchase or otherwise), and to convert such Security in accordance with Article 5, and to bring suit for the enforcement of any such payment on or after such respective due dates or for the right to convert in accordance with Article 5, is absolute and unconditional and shall not be impaired or affected without the consent of the Holder.

Section 9.08.  Collection Suit by Trustee.

If an Event of Default described in clause (1) or (2) of Section 9.01(a) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or another obligor on the Securities for the whole amount owing with respect to the Securities and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 9.09.  Trustee May File Proofs of Claim.

The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor on the Securities), its creditors or its property and shall be entitled and empowered to collect and receive any money or other property payable or deliverable on any such claims and to distribute the same, and any Receiver in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 10.07, and to the extent that such payment of the reasonable compensation, expenses, disbursements and advances in any such proceedings shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other property which the Holders may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to, or, on behalf of any Holder, to authorize, accept or adopt any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 9.10.  Priorities.

(a)  If the Trustee collects any money pursuant to this Article 9, it shall pay out the money in the following order:

(1)  First, to the Trustee for amounts due under Section 10.07;

(2)  Second, to Holders for amounts due and unpaid on the Securities for the principal amount, interest, and Additional Interest, as applicable, ratably, without preference or priority of any kind, according to such respective amounts due and payable on the Holders’ Securities;

(3)  Third, the balance, if any, to the Company.

(b)  The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 9.10.

Section 9.11.  Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 9.11 does not apply to a suit made by the Trustee, a suit by a Holder pursuant to Section 9.07 or a suit by Holders of more than 10% in aggregate principal amount of the Securities then outstanding. This Section 9.11 shall be in lieu of Section 315(e) of the TIA and such Section 315(e) is hereby expressly excluded from this Indenture, as permitted by the TIA.

ARTICLE 10
TRUSTEE

Section 10.01.  Obligations of Trustee.

(a)  If an Event of Default of which a Responsible Officer of the Trustee shall have actual knowledge has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

(b)  Except during the continuance of an Event of Default of which a Responsible Officer of the Trustee shall have actual knowledge:

(1)  the Trustee need perform only those duties as are specifically set forth in this Indenture and no others; and

(2)  in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. The Trustee, however, shall examine any certificates and opinions which by any provision hereof are specifically required to be delivered to the Trustee to determine whether or not they conform to the requirements of this Indenture, but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein.

This Section 10.01(b) shall be in lieu of Section 315(a) of the TIA and such Section 315(a) is hereby expressly excluded from this Indenture, as permitted by the TIA.

(c)  The Trustee may not be relieved from liability for its own gross negligent action, its own gross negligent failure to act, or its own willful misconduct, except that:

(1)  this paragraph does not limit the effect of Section 10.01(b);

(2)  the Trustee shall not be liable in its individual capacity for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3)  the Trustee shall not be liable in its individual capacity with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 9.05.

This Section 10.01(c) shall be in lieu of Sections 315(d)(1), 315(d)(2) and 315(d)(3) of the TIA and such Sections are hereby expressly excluded from this Indenture as permitted by the TIA.

(d)  No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers unless the Trustee shall have received adequate security or indemnity in its opinion against potential costs and liabilities incurred by it relating thereto.

(e)  Every provision of this Indenture that in any way relates to the Trustee is subject to subsections (a), (b), (c) and (d) of this Section 10.01.

(f)  The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 10.02.  Rights of Trustee.

(a)  Subject to Section 10.01:

(1)  The Trustee may rely conclusively and shall be protected in acting or refraining from acting upon on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

(2)  Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel, which shall conform to Section 13.04(b). The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel.

(3)  The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, attorneys or custodians, and the Trustee shall not be responsible for any misconduct or negligence on the part of any such agent, attorney or custodian appointed by the Trustee with due care.

(4)  The Trustee shall not be personally liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.

(5)  The Trustee may consult with counsel of its selection, and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection in respect of any such action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(6)  The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture or to institute, conduct or defend any litigation hereunder or in relation hereto at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

(7)  The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company, and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation. The reasonable expense of every such examination shall be paid by the Company or, if paid by the Trustee, shall be repaid by the Company upon demand from the Company’s own funds.

(8)  The Trustee shall not be deemed to have notice or knowledge of any Default, Event of Default, or Fundamental Change unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default is received by the Trustee at the Corporate Trust Office, and such notice references the Securities and this Indenture. In the absence of receipt of such notice or actual knowledge, the Trustee may conclusively assume that there is no Default, Event of Default, or Fundamental Change.

(9)  The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, including, without limitation as Paying Agent, Registrar and Conversion Agent, and to each agent, custodian and other Person employed to act hereunder.

(10)  The right of the Trustee to perform any discretionary act enumerated in this Indenture shall not be construed as a duty, and the Trustee shall not be answerable for other than its own gross negligence or willful misconduct in the performance of such act.

Section 10.03.  Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or an Affiliate of the Company with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to Sections 10.10 and 10.11.

Section 10.04.  Trustee’s Disclaimer.

The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities and the Trustee assumes no responsibility for their correctness. It shall not be accountable for the Company’s use of the proceeds from the Securities and it shall not be responsible for any statement in the Securities other than its certificate of authentication.

Section 10.05.  Notice of Default or Events of Default.

If a Default or an Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Holder of a Security notice of all uncured Defaults or Events of Default known to it within 90 days after it occurs or, if later, within 15 days after it becomes known to the Trustee. However, the Trustee may withhold the notice if and for so long as a committee of its Responsible Officers in good faith determines that withholding notice is in the interests of Holders of Securities, except in the case of a Default or an Event of Default in payment of the principal of, or premium, if any, or interest on any Security when due or in the payment of any redemption or purchase obligation, or the Company’s failure to convert Securities when obligated to convert them. This Section 10.05 is in lieu of section 315(b) of the TIA and such provision is expressly excluded from this Indenture as permitted by the TIA.

Section 10.06.  Reports by Trustee to Holders.

(a)  If a report is required by TIA Section 313, within 60 days after each May 15, beginning with the May 15 following the date of this Indenture, the Trustee shall mail to each Holder of Securities a brief report dated as of such May 15 that complies with TIA Section 313(a). If required by TIA Section 313, the Trustee also shall comply with TIA Sections 313(b)(2) and (c).

(b)  A copy of each report at the time of its mailing to Holders of Securities shall be mailed to the Company and, to the extent required by the TIA, filed with the SEC, and each stock exchange, if any, on which the Securities are listed. The Company shall notify the Trustee whenever the Securities become listed on any stock exchange or listed or admitted to trading on any quotation system and any changes in the stock exchanges or quotation systems on which the Securities are listed or admitted to trading and of any delisting thereof.

Section 10.07.  Compensation and Indemnity.

(a)  The Company shall pay to the Trustee from time to time such compensation (as agreed to from time to time by the Company and the Trustee in writing) for its services (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust). The Company shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances incurred or made by it. Such expenses may include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.

(b)  The Company shall indemnify the Trustee or any predecessor Trustee (which for purposes of this Section 10.07 shall include its officers, directors, employees and agents) for, and hold it harmless against, any and all loss, liability, claim, damage or expense including taxes (other than franchise taxes and taxes based upon, measured by or determined by the income of the Trustee), incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture or any action or failure to act as authorized or within the discretion or rights or powers conferred upon the Trustee hereunder including the reasonable costs and expenses of the Trustee and its counsel in defending (including reasonable legal fees and expenses) itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The Trustee shall notify the Company promptly of any claim asserted against the Trustee for which it may seek indemnity. The Company need not pay for any settlement effected without its prior written consent, which shall not be unreasonably withheld. Anything in this Indenture to the contrary notwithstanding, in no event shall the Trustee be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(c)  The Company need not reimburse the Trustee for any expense or indemnify it against any loss or liability incurred by it determined to have been caused by its own gross negligence, willful misconduct or bad faith.

(d)  The Trustee shall have a senior claim to which the Securities are hereby made subordinate on all money or property held or collected by the Trustee. The obligations of the Company under this Section 10.07 shall survive the satisfaction and discharge of this Indenture or the resignation or removal of the Trustee.

(e)  When the Trustee incurs expenses or renders services after an Event of Default specified in clause (8) or (9) of Section 9.01(a) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law. The provisions of this Section shall survive the termination of this Indenture.

Section 10.08.  Replacement of Trustee.

(a)  The Trustee may resign by so notifying the Company. The Holders of a majority in aggregate principal amount of the Securities then outstanding may remove the Trustee by so notifying the Trustee and the Company and may, with the Company’s written consent, appoint a successor Trustee. The Company may remove the Trustee at any time, so long as no Default or Event of Default has occurred and is continuing, and appoint a Successor Trustee in accordance with this Section 10.08.

(b)  If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. If the Company fails to promptly appoint a successor Trustee, the Trustee shall have the right to choose a qualified Trustee as successor, and the Company shall appoint such successor as Trustee. The resignation or removal of a Trustee shall not be effective until a successor Trustee shall have delivered the written acceptance of its appointment as described below.

(c)  If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of 10% in principal amount of the Securities then outstanding may petition any court of competent jurisdiction for the appointment of a successor Trustee at the expense of the Company.

(d)  If the Trustee fails to comply with Section 10.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(e)  A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee and be released from its obligations (exclusive of any liabilities that the retiring Trustee may have incurred while acting as Trustee) hereunder, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder.

(f)  A retiring Trustee shall not be liable for the acts or omissions of any successor Trustee after its succession.

(g)  Notwithstanding replacement of the Trustee pursuant to this Section 10.08, the Company’s obligations under Section 10.07 shall continue for the benefit of the retiring Trustee.

Section 10.09.  Successor Trustee by Merger, Etc.

If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business (including the administration of this Indenture) to, another corporation, the resulting, surviving or transferee corporation, without any further act, shall be the successor Trustee; provided such transferee corporation shall qualify and be eligible under Section 10.10. Such successor Trustee shall promptly mail notice of its succession to the Company and each Holder.

Section 10.10.  Eligibility; Disqualification.

The Trustee shall always satisfy the requirements of paragraphs (1), (2) and (5) of TIA Section 310(a). The Trustee (or its parent holding company) shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. If at any time the Trustee shall cease to satisfy any such requirements, it shall resign immediately in the manner and with the effect specified in this Article 10. The Trustee shall be subject to the provisions of TIA Section 310(b). Nothing herein shall prevent the Trustee from filing with the SEC the application referred to in the penultimate paragraph of TIA Section 310(b).

Section 10.11.  Preferential Collection of Claims Against Company.

The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

ARTICLE 11
SATISFACTION AND DISCHARGE OF INDENTURE

Section 11.01.  Satisfaction and Discharge of Indenture.

(a)  This Indenture shall cease to be of further force and effect (except as to any surviving rights of conversion, registration of transfer or exchange of Securities herein expressly provided for and except as further provided below), and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when either:

(A)  all Securities theretofore authenticated and delivered (other than (i) Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.07 and (ii) Securities for whose payment money has theretofore been deposited in trust and thereafter repaid to the Company as provided in Section 11.03) have been delivered to the Trustee for cancellation; or

(B)  all such Securities not theretofore delivered to the Trustee for cancellation have become due and payable,

provided, that

(1)  the Company has deposited with the Trustee, a Paying Agent (other than the Company or any of its Affiliates) or a Conversion Agent, if applicable, immediately available funds in trust for the purpose of and in an amount sufficient to pay and discharge all indebtedness and obligations related to such Securities not theretofore delivered to the Trustee for cancellation, for principal and interest (including Additional Interest, if any) to the date of such deposit;

(2)  the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

(3)  the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein relating to the satisfaction and discharge of this Indenture have been complied with.

(b)  Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company with respect to the conversion privilege and the Conversion Rate of the Securities pursuant to Article 5, the obligations of the Company to the Trustee under Section 10.07 and, if money shall have been deposited with the Trustee pursuant to clause (2) of Section 11.01(a), the provisions of Sections 2.03, 2.04, 2.05, 2.06, 2.07, 2.12, 7.01 and 13.05, Article 5, and this Article 11, shall survive until the Securities have been paid in full.

Section 11.02.  Application of Trust Money. Subject to the provisions of Section 11.03, the Trustee or a Paying Agent shall hold in trust, for the benefit of the Holders, all money deposited with it pursuant to Section 11.01 and shall apply the deposited money in accordance with this Indenture and the Securities to the payment of the principal of and interest on the Securities.

Section 11.03.  Repayment to Company. The Trustee and each Paying Agent shall promptly pay to the Company upon request any excess money (1) deposited with them pursuant to Section 11.01 and (2) held by them at any time.

(a)  The Trustee and each Paying Agent shall, subject to applicable abandonment property laws, pay to the Company upon request any money held by them for the payment of principal or interest that remains unclaimed for two years after a right to such money has matured; provided, however, that the Trustee or such Paying Agent, before being required to make any such payment, may at the expense of the Company cause to be mailed to each Holder entitled to such money notice that such money remains unclaimed and that after a date specified therein, which shall be at least 30 days from the date of such mailing, any unclaimed balance of such money then remaining will be repaid to the Company. After payment to the Company, Holders entitled to money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.

Section 11.04.  Reinstatement. If the Trustee or any Paying Agent is unable to apply any money in accordance with Section 11.02 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 11.01 until such time as the Trustee or such Paying Agent is permitted to apply all such money in accordance with Section 11.02; provided, however, that if the Company has made any payment of the principal of or interest on any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive any such payment from the money held by the Trustee or such Paying Agent.

ARTICLE 12
AMENDMENTS; SUPPLEMENTS AND WAIVERS

Section 12.01.  Without Consent of Holders.

(a)  The Company and the Trustee may amend or supplement this Indenture or the Securities without notice to or consent of any Holder of a Security for the purpose of:

(1)  evidencing a successor to the Company and the assumption by that successor of the Company’s obligations under this Indenture and the Securities;

(2)  adding to the Company’s covenants for the benefit of the Holders or surrendering any right or power conferred upon the Company;

(3)  increasing the Conversion Rate;

(4)  securing the Company’s obligations in respect of the Securities;

(5)  evidencing and providing for the acceptance of the appointment of a successor trustee in accordance with Article 10;

(6)  complying with the requirements of the SEC in connection with the registration of the public offer and sale of the Securities under the Securities Act pursuant to the Registration Rights Agreement or the qualification of this Indenture under the TIA;

(7)  adding guarantees with respect to the Securities;

(8)  curing any ambiguity, omission, inconsistency or correcting or supplementing any defective provision contained in this Indenture; or

(9)  modifying any other provisions of this Indenture in any manner that will not adversely affect the rights of the Holders in any material respect.

Section 12.02.  With Consent of Holders. The Company and the Trustee may amend or supplement this Indenture or the Securities with the written consent of the Holders of not less than a majority in aggregate principal amount of the Securities then outstanding. However, subject to Section 12.04, without the written consent of each Holder affected, an amendment, supplement or waiver may not:

(1)  alter the manner of calculation or rate of accrual of interest on any Security or change the time of payment of any installment of interest on, or any Additional Interest with respect to, any Security;

(2)  make any of the Securities payable in money or securities other than that stated in the Securities;

(3)  change the stated maturity of any Security;

(4)  reduce the principal amount or Fundamental Change Purchase Price (as applicable) with respect to any of the Securities;

(5)  reduce the amount payable upon repurchase or redemption of any Security or change the time at which or circumstances under which the Securities may be repurchased or redeemed;

(6)  reduce the Conversion Rate or make any change that adversely affects the conversion rights of a Holder in any material respect other than as provided herein;

(7)  make any change that adversely affects the rights of Holders to require the Company to purchase Securities at the option of Holders;

(8)  impair the right to institute suit for the enforcement of any payment on or with respect to any Security or with respect to the conversion of any Security;

(9)  change the currency of payment of principal of, or interest on, the Securities;

(10)  modify the provisions of Article 6 in a manner adverse to the Holders; or

(11)  change the percentage in aggregate principal amount of Securities outstanding necessary to modify or amend this Indenture or to waive any past Default or otherwise change the provisions in this Indenture that relate to modifying or amending this Indenture.

(b)  Without limiting the provisions of Section 12.02(a) hereof, the Holders of a majority in principal amount of the Securities then outstanding may, on behalf of all the Holders of all Securities, (i) waive compliance by the Company with the restrictive provisions of this Indenture, and (ii) waive any past Default or Event of Default under this Indenture and its consequences, except a default in the payment when due of the principal amount, accrued and unpaid interest, accrued and unpaid Additional Interest or Fundamental Change Purchase Price of or in respect of any Security, or in the delivery when due of cash, and, if applicable, Common Stock upon conversion of Securities, or in respect of any provision which under this Indenture cannot be modified or amended without the consent of the Holder of each outstanding Security affected.

(c)  After an amendment, supplement or waiver under this Section 12.02 becomes effective, the Company shall promptly mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.

Section 12.03.  Compliance with Trust Indenture Act. Every amendment to or supplement of this Indenture or the Securities shall comply with the TIA as in effect at the date of such amendment or supplement.

Section 12.04.  Revocation and Effect of Consents. Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to its Security or portion of a Security if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective.

(a)  After an amendment, supplement or waiver becomes effective, it shall bind every Holder of a Security.

Section 12.05.  Notation on or Exchange of Securities. If an amendment, supplement or waiver changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms.

Section 12.06.  Trustee to Sign Amendments, Etc.The Trustee shall sign any amendment or supplemental indenture authorized pursuant to this Article 12 if the amendment or supplemental indenture does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, in its sole discretion, but need not sign it. In signing or refusing to sign such amendment or supplemental indenture, the Trustee shall be provided with and, subject to Section 10.01, shall be fully protected in relying upon, an Opinion of Counsel and an Officers’ Certificate stating that such amendment or supplemental indenture is authorized or permitted by this Indenture. The Company may not sign an amendment or supplement indenture until the Board of Directors approves it.

Section 12.07.  Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article 12, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

ARTICLE 13
MISCELLANEOUS

Section 13.01.  Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by any of Sections 310 to 317, inclusive, of the TIA through operation of Section 318(c) thereof, such imposed duties shall control.

Section 13.02.  Notices. Any demand, authorization notice, request, consent or communication shall be given in writing and delivered in person or mailed by first-class mail, postage prepaid, addressed as follows or transmitted by facsimile transmission (confirmed by delivery in person or mail by first-class mail, postage prepaid, or by guaranteed overnight courier) to the following facsimile numbers:

If to the Company, to:

Iconix Brand Group, Inc.
1450 Broadway
New York, NY 10018
Attention: Andrew Tarshis, Senior Vice President and General Counsel
Fax: (212) 391-0127

with a copy to:

Blank Rome LLP
The Chrysler Building
405 Lexington Avenue
New York, NY 10174
Attention: Robert Mittman
Fax: (212) 885-5001

if to the Trustee, to:

The Bank of New York

101 Barclay Street, Floor 8W

New York, NY 10286

Attention: Corporate Trust Administration

Fax: (212) 815-5707

Such notices or communications shall be effective when received.

The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

Any notice or communication mailed to a Holder of a Security shall be mailed by first-class mail or delivered by an overnight delivery service to it at its address shown on the register kept by the Primary Registrar.

Failure to mail a notice or communication to a Holder of a Security or any defect in it shall not affect its sufficiency with respect to other Holders of Securities. If a notice or communication to a Holder of a Security is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

If the Company mails any notice to a Holder of a Security, it shall mail a copy to the Trustee and each Registrar, Paying Agent and Conversion Agent.

Section 13.03.  Communications By Holders with Other Holder. Holders of Securities may communicate pursuant to TIA Section 312(b) with other Holders of Securities with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and any other person shall have the protection of TIA Section 312(c).

Section 13.04.  Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee at the request of the Trustee:

(1)  an Officers’ Certificate stating that, in the opinion of the signers, all conditions precedent (including any covenants, compliance with which constitutes a condition precedent), if any, provided for in this Indenture relating to the proposed action have been complied with; and

(2)  an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent (including any covenants, compliance with which constitutes a condition precedent) have been complied with.

(b)  Each Officers’ Certificate and Opinion of Counsel with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(1)  a statement that the person making such certificate or opinion has read such covenant or condition;

(2)  a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)  a statement that, in the opinion of such person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4)  a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with; provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officers’ Certificate or certificates of public officials.

Section 13.05.  Record Date for Vote or Consent of Holders of Securities. The Company (or, in the event deposits have been made pursuant to Section 11.01, the Trustee) may set a record date for purposes of determining the identity of Holders entitled to vote or consent to any action by vote or consent authorized or permitted under this Indenture, which record date shall not be more than 30 days prior to the date of the commencement of solicitation of such action. Notwithstanding the provisions of Section 12.04, if a record date is fixed, those persons who were Holders of Securities at the close of business on such record date (or their duly designated proxies), and only those persons, shall be entitled to take such action by vote or consent or to revoke any vote or consent previously given, whether or not such persons continue to be Holders after such record date.

Section 13.06.  Rules by Trustee, Paying Agent, Registrar and Conversion Agent. The Trustee may make reasonable rules (not inconsistent with the terms of this Indenture) for action by or at a meeting of Holders. Any Registrar, Paying Agent or Conversion Agent may make reasonable rules for its functions.

Section 13.07.  Legal Holidays. A “Legal Holiday” is a Saturday, Sunday or a day on which state or federally chartered banking institutions in New York, New York are authorized or obligated to close. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a Regular Record Date is a Legal Holiday, the record date shall not be affected.

Section 13.08.  Governing Law. This Indenture and the Securities shall be governed by, and construed in accordance with, the laws of the State of New York.

Section 13.09.  No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or a Subsidiary of the Company. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 13.10.  No Recourse Against Others. All liability described in paragraph 15 of the Securities of any director, officer, employee or stockholder, as such, of the Company hereby is waived and released by each of the Holders.

Section 13.11.  No Security Interest Created. Nothing in this Indenture or in the Securities, express or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, now in effect or hereafter enacted and made effective, in any jurisdiction.

Section 13.12.  Successors. All agreements of the Company in this Indenture and the Securities shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

Section 13.13.  Multiple Counterparts. The parties may sign multiple counterparts of this Indenture. Each signed counterpart shall be deemed an original, but all of them together represent the same agreement.

Section 13.14.  Separability. If any provisions in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 13.15.  Table of Contents, Headings, Etc.The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

Section 13.16.  Calculations In Respect of Securities. The Company shall be responsible for making all calculations called for under the Securities. All calculations made by the Company shall be made in good faith and be final and binding on the Holders of the Securities absent manifest error. The Company shall provide a schedule of calculations to the Trustee, and the Trustee shall be entitled to conclusively rely upon the accuracy of the calculations by the Company without independent verification. The Trustee shall forward calculations made by the Company to any Holder of Securities upon request.

Section 13.17.  Waiver of Jury Trial. EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY.

Section 13.18.  Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have hereunto set their hands as of the date and year first above written.

ICONIX BRAND GROUP, INC.

By:  _____________________________________
Name:
Title:

THE BANK OF NEW YORK,
as Trustee

By:  _____________________________________
        Name:
Title:

EXHIBIT A

[FORM OF FACE OF SECURITY]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.1

THIS SECURITY AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY, THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN OR THEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.2

BY ITS ACQUISITION HEREOF, THE HOLDER AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY PRIOR TO THE DATE THAT IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH ICONIX BRAND GROUP, INC. (THE “COMPANY”) OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) (THE “RESALE RESTRICTION TERMINATION DATE”) ONLY (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, OR (D) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D) PRIOR TO THE RESALE RESTRICTION TERMINATION DATE TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.3
__________________
1 This paragraph should be included only if the Security is a Global Security.
2 This paragraph should be included only if the Security is a Restricted Security.
3 This paragraph should be included only if the Security is a Restricted Security.

ICONIX BRAND GROUP, INC.

1.875% Convertible Senior Subordinated Notes due 2012

No. 1	CUSIP: [ ]

Iconix Brand Group, Inc., a Delaware corporation, promises to pay to Cede & Co. or registered assigns the principal amount of one [   ] million dollars ($[     ]) on June 30, 2012.

This Security shall bear interest as specified on the other side of this Security. This Security is convertible as specified on the other side of this Security.

Additional provisions of this Security are set forth on the other side of this Security.

Dated: June 20, 2007

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

ICONIX BRAND GROUP, INC.

By:  _____________________________________
Name:
Title:

Dated: June 20, 2007

Trustee’s Certificate of Authentication: This is one of the Securities referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK

as Trustee

By:  _____________________________________
Authorized Signatory

[FORM OF REVERSE SIDE OF SECURITY]

ICONIX BRAND GROUP, INC.
1.875% CONVERTIBLE SENIOR SUBORDINATED NOTES DUE 2012

1.  INTEREST

Iconix Brand Group, Inc., a Delaware corporation (the “Company”, which term shall include any successor corporation under the Indenture hereinafter referred to), promises to pay interest on the principal amount of this Security at the rate of 1.875% per annum. The Company shall pay interest semiannually on June 30 and December 31 of each year (each, an “Interest Payment Date”), commencing December 31, 2007. Each payment of interest will include interest accrued through the day before the relevant Interest Payment Date (or purchase date). Cash interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. Any payment required to be made on a day that is not a Business Day shall be made on the next succeeding Business Day. Any reference herein to interest accrued or payable as of any date shall include any Additional Interest accrued or payable on such date as provided in the Registration Rights Agreement.

No sinking fund is provided for the Securities.

2.  METHOD OF PAYMENT

The Company shall pay interest on this Security (except defaulted interest) to the person who is the Holder of this Security at the close of business on June 15 or December 15, as the case may be (each, a “Regular Record Date”), next preceding the related Interest Payment Date. The Holder must surrender this Security to a Paying Agent to collect payment of principal. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. The Company may pay principal and interest in respect of any Certificated Security by check or wire payable in such money; provided, however, that a Holder with an aggregate principal amount in excess of $2,000,000 will be paid by wire transfer in immediately available funds at the election of such Holder if such Holder has provided wire transfer instructions to the Trustee at least 10 Business Days prior to the Payment Date. The Company may mail an interest check to the Holder’s registered address. Notwithstanding the foregoing, so long as this Security is registered in the name of a Depositary or its nominee, all payments hereon shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee.

Any wire transfer instructions received by the Trustee will remain in effect until revoked by the Holder.

3.  PAYING AGENT, REGISTRAR AND CONVERSION AGENT

Initially, The Bank of New York (the “Trustee”, which term shall include any successor trustee under the Indenture hereinafter referred to) will act as Paying Agent, Registrar and Conversion Agent. The Company may change any Paying Agent, Registrar or Conversion Agent without notice to the Holder. The Company or any of its Subsidiaries may, subject to certain limitations set forth in the Indenture, act as Paying Agent or Registrar.

4.  INDENTURE, LIMITATIONS

This Security is one of a duly authorized issue of Securities of the Company designated as its 1.875% Convertible Senior Subordinated Notes Due 2012 (the “Securities”), issued under an Indenture dated as of June 20, 2007 (together with any supplemental indentures thereto, the “Indenture”), between the Company and the Trustee. The terms of this Security include those stated in the Indenture and those required by or made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended, as in effect on the date of the Indenture. This Security is subject to all such terms, and the Holder of this security is referred to the Indenture and said Act for a statement of them. Capitalized terms not otherwise defined herein have the meaning ascribed to such terms in the Indenture.

The Securities are unsecured obligations of the Company limited to $287,500,000 aggregate principal amount. The Indenture does not limit other debt of the Company, secured or unsecured.

5.  PURCHASE OF SECURITIES AT HOLDERS’ OPTION UPON A FUNDAMENTAL CHANGE

If a Fundamental Change occurs prior to the Final Maturity Date, at the option of the Holder and subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase for cash, all or any part specified by the Holder (so long as the principal amount of such part is $1,000 or an integral multiple of $1,000) of the Securities held by such Holder on a date specified by the Company that is not less than 30 nor more than 45 days after the later of the Fundamental Change Effective Date and the Fundamental Change Company Notice, at a purchase price equal to 100% of the principal amount thereof together with accrued and unpaid interest, if any, and accrued and unpaid Additional Interest, if any, to, but excluding, the Fundamental Change Purchase Date. The Holder shall have the right to withdraw any Fundamental Change Purchase Notice (in whole or in a portion thereof that is $1,000 or an integral multiple of $1,000) at any time prior to the close of business on the Business Day next preceding the Fundamental Change Purchase Date by delivering a written notice of withdrawal to the Paying Agent in accordance with the terms of the Indenture.

6.  PURCHASE OF SECURITIES UPON A SPECIFIED ACCOUNTING CHANGE

Upon a Specified Accounting Change, subject to the terms and conditions of the Indenture, the Company may purchase for cash all of the Securities held by the Holder on a date specified by the Company that is not more than 90 days after a Specified Accounting Change has become effective, at a purchase price equal to 102% of the principal amount thereof together with accrued and unpaid interest, if any, to, but excluding, the Specified Accounting Change Redemption Date.

7.  CONVERSION

Subject to and upon compliance with the provisions of the Indenture and upon the occurrence of the events specified in the Indenture, a Holder may surrender for conversion any Security that is $1,000 principal amount or integral multiples thereof. In lieu of receiving shares of Common Stock, a Holder will receive, for each $1,000 principal amount of Securities surrendered for conversion:

•	cash in an amount equal to the lesser of (1) $1,000 and (2) the Conversion Value; and

•
if the Conversion Value is greater than $1,000, a number of shares of Common Stock equal to the sum of the Daily Share Amounts, for each of the thirty consecutive Trading Days in the Conversion Reference Period, appropriately adjusted to reflect stock splits, stock dividends, combinations or similar events occurring during the Conversion Reference Period, subject to the Company’s right to deliver cash in lieu of all or a portion of such shares as described in the Indenture;

provided that in no event shall the aggregate number of shares of Common Stock to be issued pursuant to the foregoing clause, per $1,000 principal amount of Securities, exceed the Aggregate Share Cap, as defined in the Indenture.

The Conversion Rate on any Securities surrendered in connection with a Fundamental Change may be increased by an amount, if any, determined in accordance with Section 5.01(j) of the Indenture.

8.  DENOMINATIONS, TRANSFER, EXCHANGE

The Securities are in registered form, without coupons, in denominations of $1,000 principal amount and integral multiples of $1,000 principal amount. A Holder may register the transfer of or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents.

9.  PERSONS DEEMED OWNERS

The Holder of a Security may be treated as the owner of it for all purposes.

10.  UNCLAIMED MONEY

If money for the payment of principal or interest remains unclaimed for two years, the Trustee and any Paying Agent will pay the money back to the Company at its written request, subject to applicable unclaimed property law and the provisions of the Indenture. After that, Holders entitled to money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.

11.  AMENDMENT, SUPPLEMENT AND WAIVER

Subject to certain exceptions, the Indenture or the Securities may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding, and an existing Default or Event of Default and its consequence or compliance with any provision of the Indenture or the Securities may be waived in a particular instance with the consent of the Holders of a majority in aggregate principal amount of the Securities then outstanding. Without the consent of or notice to any Holder, the Company and the Trustee may amend or supplement the Indenture or the Securities to, among other things, cure any ambiguity, defect or inconsistency or make any other change that does not adversely affect the rights of the Holders in any material respect.

12.  SUCCESSOR ENTITY

When a successor corporation assumes all the obligations of its predecessor under the Securities and the Indenture in accordance with the terms and conditions of the Indenture, the predecessor corporation (except in certain circumstances specified in the Indenture) shall be released from those obligations.

13.  DEFAULTS AND REMEDIES

An Event of Default shall occur upon the occurrence of any of the events specified in Section 9.01 of the Indenture. Upon the occurrence of an Event of Default, the principal amount of this Security and accrued and unpaid interest shall be subject to becoming due and payable on the terms set forth in the Indenture. Holders of Securities may, on the terms set forth in the Indenture, rescind and annul the consequences of any such acceleration.

Holders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of a majority in aggregate principal amount of the Securities then outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default (except a Default in payment of principal or interest or in the payment of any redemption or purchase obligation or the Company’s failure to convert Securities) if and so long as it determines that withholding notice is in their interests. The Company is required to file periodic certificates with the Trustee as to the Company’s compliance with the Indenture and knowledge or status of any Default.

14.  TRUSTEE DEALINGS WITH THE COMPANY

The Bank of New York, the initial Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from and perform services for the Company or an Affiliate of the Company, and may otherwise deal with the Company or an Affiliate of the Company, as if it were not the Trustee.

15.  NO RECOURSE AGAINST OTHERS

A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture nor for any claim based on, in respect of or by reason of such obligations or their creation. The Holder of this Security by accepting this Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of this Security.

16.  AUTHENTICATION

This Security shall not be valid until the Trustee or an authenticating agent manually signs the certificate of authentication on the other side of this Security.

17.  ABBREVIATIONS AND DEFINITIONS

Customary abbreviations may be used in the name of the Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and UGMA (= Uniform Gifts to Minors Act).

All terms defined in the Indenture and used in this Security but not specifically defined herein are defined in the Indenture and are used herein as so defined.

18.  INDENTURE TO CONTROL; GOVERNING LAW

In the case of any conflict between the provisions of this Security and the Indenture, the provisions of the Indenture shall control. This Security and the Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

The Company will furnish to any Holder, upon written request and without charge, a copy of the Indenture. Requests may be made to: Iconix Brand Group, Inc., 1450 Broadway, New York, NY 10018, Attention: Andrew Tarshis, Senior Vice President and General Counsel, facsimile: (212) 391-0127.

ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint

agent to transfer this Security on the books of the Company. The agent may substitute another to act for him or her.

Your Signature

Date: _________________________                                          ________________________________________
(Sign exactly as your name appears on the
other side of this Security)

* Signature guaranteed by:

By: ________________________________

_______________
*
The signature must be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs: (i) the Securities Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange Medallion Program (SEMP); or (iv) such other guaranty program acceptable to the Trustee.

CONVERSION NOTICE

To convert this Security into Common Stock of the Company, check the box: ☐

To convert only part of this Security, state the principal amount to be converted (must be $1,000 or an integral multiple of $1,000): $              .

With respect to any shares of Common Stock that may be issuable upon conversion, if you want the stock certificate made out in another person’s name, fill in the form below:

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

Your Signature

Date: _________________________                                          ________________________________________
(Sign exactly as your name appears on the
other side of this Security)

* Signature guaranteed by:

By:  ________________________________

______________
*
The signature must be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs: (i) the Securities Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange Medallion Program (SEMP); or (iv) such other guaranty program acceptable to the Trustee.

FUNDAMENTAL CHANGE REPURCHASE NOTICE

To: Iconix Brand Group, Inc.

The undersigned registered owner of this Security hereby irrevocably acknowledges receipt of a notice from Iconix Brand Group, Inc. (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company and requests and instructs the Company to purchase the entire principal amount of this Security, or the portion thereof (which is $1,000 or an integral multiple thereof) below designated, in accordance with the terms of the Security and the Indenture referred to in the Security at the Fundamental Change Purchase Price, together with accrued and unpaid interest and Additional Interest, if any, to, but excluding, such date, to the registered Holder hereof.

Date:  _________________________                                          _______________________________________
Signature (s)

Signature(s) must be guaranteed by a
qualified guarantor institution with
membership in an approved signature
guarantee program pursuant to Rule 17Ad-15
under the Securities Exchange Act of 1934.

_______________________________________
Signature Guaranty

Principal amount to be redeemed (in an integral
multiple of $1,000, if less than all):

______________________
NOTICE: The signature to the foregoing Election must correspond to the Name as written upon the face of this Security in every particular, without any alteration or change whatsoever.

SPECIFIED ACCOUNTING CHANGE REDEMPTION NOTICE

To: Iconix Brand Group, Inc.

The undersigned registered owner of this Security hereby irrevocably acknowledges receipt of a notice from Iconix Brand Group, Inc. (the “Company”) as to the occurrence of a Specified Accounting Change with respect to the Company and hereby tenders the entire principal amount of this Security, in accordance with the terms of the Security and the Indenture referred to in the Security, to be redeemed by the Company at the Specified Accounting Change Purchase Price, together with accrued and unpaid interest, to, but excluding, the redemption date set forth in such notice.

Date:  _________________________                                          _______________________________________
Signature (s)

Signature(s) must be guaranteed by a
qualified guarantor institution with
membership in an approved signature
guarantee program pursuant to Rule 17Ad-15
under the Securities Exchange Act of 1934.

_______________________________________
Signature Guaranty

Principal amount to be redeemed:

_________________
NOTICE: The signature to the foregoing Election must correspond to the Name as written upon the face of this Security in every particular, without any alteration or change whatsoever.

SCHEDULE OF EXCHANGES OF SECURITIES(1)

The following exchanges, purchase, redemptions, purchases or conversions of a part of this Global Security have been made:

Principal Amount of this Global Note Following Such Decrease Date of Exchange (or Increase)	Authorized Signatory of Securities Custodian	Amount of Decrease in Principal Amount of this Global Note	Amount of Increase in Principal Amount of this Global Note

__________________
1. This schedule should be included only if the Security is a Global Security.

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR REGISTRATION

OF TRANSFER OF RESTRICTED SECURITIES

Re: 1.875% Convertible Senior Subordinated Notes Due 2012 (the “Securities”) of Iconix Brand Group, Inc.

This certificate relates to $         principal amount of Securities owned in (check applicable box)
☐    book-entry or  ☐    definitive form by                            (the “Transferor”).

The Transferor has requested a Registrar or the Trustee to exchange or register the transfer of such Securities.

In connection with such request and in respect of each such Security, the Transferor does hereby certify that the Transferor is familiar with transfer restrictions relating to the Securities as provided in Section 2.12 of the Indenture dated as of June 20, 2007 between Iconix Brand Group, Inc. and The Bank of New York, as trustee (the “Indenture”), and the transfer of such Security is being made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”), or the transfer or exchange, as the case may be, of such Security does not require registration under the Securities Act because (check applicable box):

______	Such Security is being acquired for the Transferor’s own account, without transfer.

______	Such Security is being transferred to the Company or a Subsidiary (as defined in the Indenture) of the Company.

______
Such security is being transferred to a person the Transferor reasonably believes is a “qualified institutional buyer” (as defined in Rule 144A or any successor provision thereto (“Rule 144A”) under the Securities Act) that is purchasing for its own account or for the account of a “qualified institutional buyer”, in each case to whom notice has been given that the transfer is being made in reliance on such Rule 144A, and in each case in reliance on Rule 144A.

______
Such Security is being transferred pursuant to and in compliance with an exemption from the registration requirements under the Securities Act in accordance with Rule 144 (or any successor thereto) (“Rule 144”) under the Securities Act.

______	Such Security is being transferred to a non-U.S. Person in an offshore transaction in compliance with Rule 904 of Regulation S under the Securities Act (or any successor thereto).

______
Such Security is being transferred pursuant to and in compliance with an exemption from the registration requirements of the Securities Act (other than an exemption referred to above) and as a result of which such Security will, upon such transfer, cease to be a “restricted security” within the meaning of Rule 144 under the Securities Act.

The Transferor acknowledges and agrees that, if the transferee will hold any such Securities in the form of beneficial interests in a Global Note which is a “restricted security” within the meaning of Rule 144 under the Securities Act, then such transfer can only be made pursuant to (i) Rule 144A under the Securities Act and such transferee must be a “qualified institutional buyer” (as defined in Rule 144A) or (ii) Regulation S under the Securities Act.

Date: ____________________                                                       _________________________________________
(Insert Name of Transferor)